Exhibit 10.46
AMENDED AND RESTATED
CAPITAL CONTRIBUTION AGREEMENT
          THIS AMENDED AND RESTATED CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2009, by and between Apollo Group, Inc., an Arizona corporation (“Apollo”), Carlyle Venture Partners III, L.P., a Delaware limited partnership (“Carlyle”, and together with Apollo and each Affiliate of Apollo and Carlyle that hereafter becomes an owner of shares of the Company’s capital stock, the “Participants”) and Apollo Global, Inc., a Delaware corporation (the “Company”);
          WHEREAS, Apollo and Carlyle have formed the Company under Delaware law (the “Company”) to acquire, own and operate international education services businesses outside of the United States of America (the “Business”);
          WHEREAS, the Participants have previously acquired certain shares of the Company’s Common Stock;
          WHEREAS, the Participants intend that the transactions contemplated hereby shall qualify as part of an exchange of property for equity interests under §351 of the Internal Revenue Code;
          WHEREAS, the Participants desire to amend and restate, in its entirety, that certain Joint Venture Agreement entered into as of October 22, 2007, as amended by Amendment No. 1 on March 5, 2008 (the “Original Agreement”);
          WHEREAS, pursuant to Section 10.4 of the Original Agreement, the Original Agreement may be amended or modified only upon the express written agreement of Carlyle and Apollo;
          WHEREAS, contemporaneously with the execution and delivery of this Agreement, Apollo exchanged, pursuant to the terms and conditions of the Agreement and Plan of Exchange dated as of the date hereof (the “Exchange Agreement”), all of its stock in the Company for the Company’s Class A Common Stock;
          WHEREAS, contemporaneously with the execution and delivery of this Agreement, Carlyle and CVP III Coinvestment, L.P., a Delaware limited partnership (“CVP”) exchanged, pursuant to the terms and conditions of the Exchange Agreement, all of their stock in the Company for the Company’s Class B Common Stock; and
          NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety as follows:

ARTICLE I
DEFINITIONS
1.1 Certain Definitions. As used in this Agreement, the following terms shall have the indicated meanings, unless the context otherwise requires:
“Acquisition” means the acquisition by the Company or any Subsidiary of (i) all or substantially all of the capital stock or other equity interests of another Person, whether by merger, consolidation, direct or indirect purchase or otherwise, and (ii) all or substantially all of the assets of another Person.
“Additional Agreements” means, collectively, the Shareholders’ Agreement, the Master Support Agreement, the Registration Rights Agreement, and the Exchange Agreement.
“Affiliate” of a Person means any other Person, entity or investment or co-investment fund directly or indirectly controlling, controlled by or under common control with the Person and, in the case of a Person which is an entity, any shareholder, member, partner or other equity holder of such Person, which, in each case, beneficially owns at least 10% of the outstanding voting interests of the Person. Each fund managed by Carlyle or an Affiliate of Carlyle shall be an Affiliate of Carlyle for purposes of this Agreement, and no portfolio company of Carlyle or its Affiliates shall be considered an Affiliate of Carlyle or such Affiliate for purposes of this Agreement.
“Apollo Board” means the Board of Directors of Apollo.
“Board” means the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or bank holiday in New York.
“Business Plan” shall have the meaning ascribed to it in Section 6.1(f) hereto.
“Carlyle Investment Committee” means the Carlyle Venture Partners Investment Committee.
“Common Stock” means, for periods prior to the effectiveness of this Agreement, the common stock, par value $0.001 per share, of the Company, and for periods from and after the effectiveness of this Agreement, the Class A Common Stock and Class B Common Stock, collectively.
“Expenses” means all fees and out of pocket expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including any transfer or sales taxes and related costs associated with the transfer of operations or assets by any Participant to the Company.
“Fair Market Value” means the then current fair market value of shares of Company Stock as determined in good faith by the Board with reference to each of (i) the fair

2

market value of Persons which are market comparables of the Company and (ii) a market-based multiple of EBITDA for the Company’s trailing twelve (12) months and anticipated EBITDA for the Company’s following twelve (12) months, in each case with appropriate adjustments for nonrecurring or extraordinary expenses and payments to Affiliates of the Company and without any discount for lack of marketability, restrictions on transfer or minority status of the shares of Company Stock. Notwithstanding the immediately preceding sentence, in the event that the Carlyle Investment Committee has decided not to make additional contributions to the capital of the Company which is the subject of a Call Notice pursuant to Section 3.2(a), then from and after such decision, Fair Market Value shall be determined in accordance with the parameters set forth in this definition by the Valuation Firm, which shall reflect its determination in a written report (a “Valuation Report”) delivered to each of the Company, Carlyle and Apollo, provided however that the Board, not the Valuation Firm, shall determine the fair market value of shares of Company Stock in accordance with the parameters set forth in this definition which are the subject of Call Notices to Carlyle for dollar amounts of less than $2,000,000 so long as the aggregate dollar amounts subject to Call Notices to Carlyle in any twelve (12) month period does not exceed $7,500,000 (and in the event of such excess, the Valuation Firm, not the Board, shall determine the fair market value of shares of Company Stock from and after the date of such excess).
“Initial Closing” means the closing of the sale and purchase of the Initial Shares.
“Initial Closing Date” means the date on which the Initial Closing occurred.
“International Students” means actual or prospective students (including leads for prospective students) who (i) reside outside of the United States of America and its territories; (ii) are not active duty members of the uniformed services of the United States of America and (iii) are not citizens of the United States of America.
“Master Support Agreement” means the agreement referenced in Section 7.5 once executed by the Company and Apollo.
“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Prime Rate” means the then-current prime rate as announced by Citibank N.A.
“Purchased Shares” means, with respect to a Participant, any shares of Common Stock purchased by such Participant hereunder (including shares issued by the Company in exchange for any such Purchased Shares); and, generally, all such shares purchased hereunder (including any shares issued by the Company in exchange therefor).
“Shareholders’ Agreement Joinder Agreement” shall mean a joinder agreement in substantially the form attached as Exhibit A to the Shareholders’ Agreement.

3

“Specified Fraction” is a fraction (i) the numerator of which is the dollar amount, if any, proposed in a Call Notice to be used to provide additional funds to the Company, or to a Subsidiary of the Company which completed the Acquisition, for working capital, capital expenditures or other obligations or commitments of the target of the Acquisition and (ii) the denominator of which is the total dollar amount reflected in such Call Notice.
“Valuation Firm” means a nationally recognized Person that provides financial advisory or valuation services, has experience in the postsecondary education sector and is acceptable to each of Apollo and Carlyle.
Defined terms which are used in this Agreement but not expressly defined herein shall have the meanings ascribed to such terms in the Shareholders’ Agreement.
1.2 Construction. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit to, this Agreement, unless otherwise indicated. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.
1.3 Certain Conventions. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa and (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
ARTICLE II
FORMATION OF THE COMPANY
     Contemporaneously with the execution and delivery of this Agreement, Apollo and Carlyle are (i) filing with the Secretary of State of the State of Delaware an amended Certificate of Incorporation in the form attached hereto as Exhibit A (the “Certificate of Incorporation”) and (ii) causing the Company to adopt amended Bylaws in the form attached hereto as Exhibit B (the “Bylaws”).
ARTICLE III
CAPITALIZATION OF THE COMPANY
3.1 Initial Shares. Subject to the terms and conditions of the Original Agreement, Apollo purchased from the Company eight thousand (8,000) shares of Common Stock and Carlyle purchased from the Company two thousand (2,000) shares of Common Stock, in each case at a purchase price per share of $1,000 (such shares, with respect to the purchasing Participant, its “Initial Shares”). Each of Apollo and Carlyle purchased its Initial Shares on the Initial Closing Date. Contemporaneously with the execution and delivery of this Agreement, Apollo exchanged each share of Common Stock held by Apollo for one share of Class A Common Stock, and each of Carlyle and CVP exchanged each share of Common Stock held by Carlyle and CVP, respectively, for one share of Class B Common Stock. The purchase price per share of Class A

4

Common Stock and Class B Common Stock will be deemed to equal the purchase price per share of the Common Stock tendered in the exchange. For the avoidance of doubt, any Class A Common Stock or Class B Common Stock received in exchange for Initial Shares shall be treated as Initial Shares for purposes of this Agreement, and any Class A Common Stock or Class B Common Stock received in exchange for Obligatory Additional Shares shall be treated as Obligatory Additional Shares for purposes of this Agreement.
3.2 Obligatory Additional Shares. Subject to the terms and conditions of this Agreement, (i) so long as Apollo is a stockholder in the Company, Apollo shall purchase up to the number of additional shares of Class A Common Stock which have an aggregate purchase price of $793,000,000 and (ii) so long as Carlyle is a stockholder in the Company, Carlyle and its Affiliates (provided, that the number of such Affiliates of Carlyle shall not exceed twenty (20)) shall purchase up to the number of additional shares of Class B Common Stock which have an aggregate purchase price of $197,000,000, in each case at a purchase price per share of Fair Market Value on the date of purchase, except as otherwise provided in Section 3.2(d) (such shares, with respect to the purchasing Participant, its “Obligatory Additional Shares”). Notwithstanding the immediately preceding sentence, Apollo shall not be obligated on any date to purchase Obligatory Additional Shares with an aggregate purchase price that exceeds four times the aggregate purchase price of Obligatory Additional Shares purchased by Carlyle and its Affiliates through and including such date. Any purchase by Carlyle or its Affiliates of Obligatory Additional Shares hereunder shall only be required to be made upon the prior approval of the Carlyle Investment Committee, which approval may be given or withheld in its sole discretion. Any purchase by Apollo of Obligatory Additional Shares hereunder shall only be required to be made upon the prior approval of the Apollo Board (or with respect to the purchase of additional shares which have an aggregate purchase price less than or equal to $10,000,000, the investment committee of the Apollo Board), which approval may be given or withheld in its sole discretion. Except as specifically provided in the Shareholders’ Agreement, no rights of Apollo or Carlyle under this Agreement or any Additional Agreement shall be affected by any decision of the Apollo Board or the Carlyle Investment Committee not to purchase Obligatory Additional Shares. Each Participant shall purchase its Obligatory Additional Shares in accordance with the following procedure:
     (a) As and when the growth of the Business requires the Company to make Acquisitions within the Investment Scope and other investments and expenditures which are consistent with both the Investment Scope and the Business Plan (as from time to time in effect), the Board shall deliver to each Participant a written notice in accordance with Section 10.1 specifying the dollar amount (which shall be evenly divisible by $1,000) of the Company’s capital requirements in connection with such purchases or investments and the specific use or uses of such dollar amount by the Company (each such notice, a “Call Notice”), provided however, that no Call Notice relating to a proposed Acquisition that (a) has an enterprise value in excess of the lesser of (i) $150,000,000 or (ii) 33.33% of the Company’s total shareholder equity plus indebtedness for borrowed money, determined in accordance with US GAAP and as reflected in the Company’s most recently completed consolidated balance sheet, and (b) requires the Company to incur incremental debt or equity financing shall be delivered by the Company without the prior written consent of both the holders of a majority of the Class A Common Stock and the holders of a majority of the Class B Common Stock. Each Call Notice shall include

5

either a written determination of Fair Market Value per share of Common Stock by the Board or a Valuation Report, as described in the definition of Fair Market Value. Apollo and Carlyle shall cause the Company to issue, and the Company shall issue, a number of shares of Common Stock equal to the dollar amount specified in the Call Notice divided by the then current Fair Market Value per share of Common Stock, provided however, that Apollo shall purchase only Class A Common Stock and Carlyle and its Affiliates shall purchase only Class B Common Stock.
     (b) If the Apollo Board and the Carlyle Investment Committee have each approved the purchase of Obligatory Additional Shares pursuant to corresponding Call Notices, Apollo shall purchase shares of Class A Common Stock issued pursuant to Section 3.2(a) and Carlyle and its Affiliates shall purchase shares of Class B Common Stock issued pursuant to Section 3.2(a) on the basis of 80.1% of the aggregate number of shares of Common Stock and 19.9% of the aggregate number of shares of Common Stock, respectively. If the Apollo Board approves the purchase of Obligatory Additional Shares pursuant to a Call Notice, but the Carlyle Investment Committee does not approve the purchase of Obligatory Additional Shares pursuant to the corresponding Call Notice, then Apollo may, in its sole discretion (i) have the corresponding Call Notice to Apollo rescinded and of no further force or effect, (ii) purchase its Obligatory Additional Shares, or (iii) purchase all of the Obligatory Additional Shares (which shall all be issued as Class A Common Stock). If the Apollo Board does not approve the purchase of Obligatory Additional Shares pursuant to a Call Notice, Carlyle may, in its sole discretion, (i) have the corresponding Call Notice to Carlyle rescinded and of no further force or effect, (ii) purchase its Obligatory Additional Shares, or (iii) purchase all of the Obligatory Additional Shares (which shall all be issued as Class B Common Stock). The Company agrees to rescind each Call Notice described in clause (i) of each of the two preceding sentences promptly upon the request of Apollo or Carlyle as specified in such sentences but in any event before the date for a Subsequent Closing scheduled in the Call Notice. The closing of such purchases (each such closing pursuant to a Call Notice, a “Subsequent Closing”), which shall occur simultaneously, shall occur on or before the tenth (10th) Business Day following the date of the relevant Call Notice, or on such other date as Carlyle and Apollo may agree upon in writing. The date on which any Subsequent Closing is held is referred to in this Agreement as a “Subsequent Closing Date”.
     (c) For avoidance of doubt, the Participants shall not cause the Company to issue pursuant to Section 3.2(a), and the Participants shall not be required to purchase pursuant to Section 3.2(b), any Obligatory Additional Shares in excess of the number of shares set forth in the first paragraph of this Section 3.2.
     (d) Notwithstanding any other provision of this Agreement, including without limitation Section 3.2(a), in the event that the Carlyle Investment Committee has not approved the purchase of Obligatory Additional Shares which relates to an Acquisition and the Board subsequently issues one or more Call Notices to the Participants which total either (x) $25,000,000 for a single Subsequent Closing or (y) $75,000,000 for all Subsequent Closings in any twelve (12) month period, in each case with the specific use or uses of the dollar amounts that are the subject of such Call Notices being to provide additional funds to the Company, or a Subsidiary of the Company which completed such Acquisition, for working capital, capital expenditures or other obligations or commitments of the target of the Acquisition and the Carlyle

6

Investment Committee does not approve, in its sole discretion, the purchase of Obligatory Additional Shares which are the subject of such subsequent Call Notices, then the Specified Fraction of the Obligatory Additional Shares, if any, purchased by Apollo and its Affiliates shall be purchased at a price described in the following sentence, with the remainder of the Obligatory Additional Shares that are the subject of such Call Notice purchased by Apollo and its Affiliates at Fair Market Value. For each subsequent Call Notice described in the preceding sentence, the price at which Apollo and its Affiliates shall purchase the Specified Fraction of the Obligatory Additional Shares shall be one and one-half times the current Fair Market Value per share of Common Stock.
     (e) The obligation of Apollo to purchase its Obligatory Additional Shares shall be the direct obligation of Apollo and shall be enforceable by the Company and Carlyle. The obligation of Carlyle to purchase its Obligatory Additional Shares shall be the direct obligation of Carlyle and shall be enforceable by the Company and Apollo against Carlyle. The failure of a Participant which is required to purchase its Obligatory Additional Shares pursuant to Sections 3.2(b) and 6.2 shall constitute a material breach of this Agreement by such Participant. If a Participant fails to so purchase its Obligatory Additional Shares, all amounts distributable by the Company to such Participant in any capacity (whether by dividend, distribution, payment under an Additional Agreement or otherwise) shall be suspended, and the Participant’s (or Carlyle’s, in the case of a Participant that is an Affiliate of Carlyle) right to receive distributions from the Company shall not be restored until such Participant shall have paid in full to the Company the consideration due in connection with such Obligatory Additional Shares, plus interest thereon at the Prime Rate annually, calculated from the date such consideration should have been paid to the date it is paid by such Participant.
     (f) The Participants acknowledge that the purchase of any Obligatory Additional Shares hereunder may be made through the contribution of assets owned by either Apollo or Carlyle (“Contributed Assets”). Each of Carlyle and Apollo may request that, in addition to the assets of Apollo and its Subsidiaries that are primarily or fully dedicated to enrolling or serving International Students and the university owned by Apollo with half of its campuses presently located outside of the United States of America referred to in Section 10.1, the other consider the advisability of the contribution to the Company of Contributed Assets owned by either of Carlyle or Apollo and, upon the prior written consent of Apollo or Carlyle, as the case may be, Apollo, the Company and Carlyle shall proceed with a due diligence investigation of the Contributed Assets and the valuation thereof. Apollo and Carlyle shall use their good faith efforts to mutually determine the fair market value of any Contributed Assets and, subject to the terms of the Mutual Nondisclosure Agreement between Apollo and Carlyle Investment Management L.L.C. dated August 2, 2007 (the “Confidentiality Agreement”), the Participant contributing assets shall, and shall cause its Subsidiaries to, afford to each other Participant’s officers, directors, employees, accountants, counsel, consultants, advisors and agents reasonable access to and the right to inspect, during normal business hours and with reasonable advance notice, all of the real property, properties, assets, records, contracts and other documents related to the Contributed Assets, and shall permit them to consult, during normal business hours and with reasonable advance notice, with the officers, employees, accountants, counsel and agents of the Participant and its subsidiaries for the purpose of making such investigation of the Contributed Assets as such Participant shall desire to make. Each Participant contributing assets shall make

7

available to each other Participant all such documents and copies of documents and records and information with respect to the Contributed Assets as the other Participant may reasonably request. If Apollo and Carlyle agree, the Contributed Assets shall be contributed to the Company at the agreed valuation therefor subject to the prior negotiation and agreement to the terms of definitive documentation which is appropriate for the transfer of such Contributed Assets and which definitive documentation shall contain customary representations and warranties, covenants, indemnification provisions (including customary caps and thresholds) and closing conditions (including compliance with all applicable regulatory requirements). Within five (5) days of the closing of the transfer of Contributed Assets, the Company shall deliver a Call Notice pursuant to Section 10.1 to each Participant which did not transfer Contributed Assets to the Company in such closing, setting forth the agreed upon fair market value of the Contributed Assets times such Participant’s percentage of the aggregate number of shares of Common Stock specified in the first sentence of Section 3.2(b), together with the determination of the Fair Market Value of shares of Common Stock described in the definition of Fair Market Value. Subject to the satisfaction of Section 6.2, each Participant which did not transfer the Contributed Assets to the Company shall within fifteen (15) days of its receipt of the Call Notice, shall make a capital contribution to the Company in an amount equal to the agreed upon fair market value of the Contributed Assets times such Participant’s percentage of the aggregate number of shares of Common Stock specified in the first sentence of Section 3.2(b) and receive the number of shares of Common Stock which is equal to the capital contribution made by such Participant pursuant to this Section 3.2(f) divided by the Fair Market Value of shares of Common Stock.
3.3 Termination and Survival of Rights and Obligations. A Participant’s obligation to pay consideration due to the Company for shares of capital stock purchased under this Article III shall survive (a) the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Article III, the Company shall be treated as continuing in existence, and (b) the purchase of such Participant’s shares of capital stock by the other Participants or a third person, whether pursuant to the Shareholders’ Agreement or otherwise. The Company may pursue and enforce all rights and remedies that it may have against each Participant under this Article III, including, without limitation, instituting a lawsuit to collect such payments with interest.
3.4 Optional Capital Calls. From and after the date that either (i) Apollo and its Affiliates have purchased at least $801,000,000 in aggregate purchase price of shares of Common Stock pursuant to Sections 3.1 and 3.2 or (ii) Carlyle and its Affiliates have purchased at least $199,000,000 in aggregate purchase price of shares of Common Stock pursuant to Sections 3.1 and 3.2, the Board may deliver additional written notices to each Participant who has purchased all of its Obligatory Additional Shares for the purposes, and consistent with the requirements, set forth in Section 3.2(a) of this Agreement and paragraph in 2 of the Shareholders’ Agreement (the “Optional Call Notices”). Each such Participant shall have the right, which it may exercise, in its sole discretion and in whole or in part, but not the obligation, to purchase at one or more Subsequent Closings additional shares of Common Stock (the “Optional Additional Shares”) at the prices and in the manner specified in Sections 3.2(b) and 3.2(d) and subject to the satisfaction of the conditions specified in Section 6.2.

8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANTS
     Each Participant represents and warrants to each other Participant and the Company as of the date hereof, and will represent and warrant to each other Participant and the Company as of each Subsequent Closing Date, as follows:
4.1 Accredited Investor. Such Participant (a) is an “accredited investor” (as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”)) because it is either (x) a corporation not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000 or (y) an entity in which all of the equity owners are accredited investors, (b) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated hereby and (c) has reviewed the merits of such investment with tax and legal counsel and other advisors to the extent deemed advisable. Such Participant will acquire its Purchased Shares for its own account for investment and not with a view to the sale or distribution thereof, and such Participant has no present intention of distribution or selling to others any of such interest.
4.2 Access. Such Participant has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the investment in the Purchased Shares under this Agreement. Such Participant further has had the opportunity to obtain all additional information necessary to verify the information to which such Participant has had access.
4.3 Nature of Investment. Such Participant understands that the Purchased Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and related regulations such securities may be resold under the Act only in certain limited circumstances. Such Participant is familiar with and understands such resale limitations imposed by the Act and related regulations and by the Shareholders’ Agreement. Such Participant understands that the Company has no present intention to register any of the Purchased Shares.
4.4 Authorization; Validity; No Conflicts. Such Participant is duly authorized (including by all requisite corporate or stockholder (or equivalent, for entities other than corporations) action on the part of such Participant and its officers and directors and its direct and indirect stockholders (or equivalent equity owners, for entities other than corporations)), and has full power and authority, to execute and perform its obligations under this Agreement and each Additional Agreement to which it is a party, and each such agreement, when executed and delivered by such Participant, constitutes such Participant’s legal, valid and binding obligation enforceable against it in accordance with its terms except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by such Participant of this Agreement and each Additional Agreement

9

to which it is a party, and the consummation by such Participant of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a default under any agreement, indenture or instrument to which such Participant is a party, (b) conflict with or violate such Participant’s organizational documents or (c) result in a violation of any order, judgment or decree of any court or governmental or regulatory authority having jurisdiction over such Participant or any of its assets.
4.5 Limitation on Representations. Such Participant understands and agrees that each other Participant is only making the representations and warranties set forth in this Article IV, and no other representations or warranties, express or implied, are made by such other Participant.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to each Participant as of the date hereof, and will represent and warrant to each Participant as of each Subsequent Closing Date as follows:
5.1 Corporate Organization; Authorization.
     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate requisite power and authority to carry on its business as now conducted and to own or lease its properties and assets. The Company is duly qualified or licensed to do business as a foreign company in good standing in each state of the United States and in each foreign jurisdiction in which the conduct of its business or the ownership or leasing of its properties require such qualification.
     (b) The Company has full corporate power and authority to enter into this Agreement and the Additional Agreements and to carry out the transactions contemplated hereby and thereby. The Board of Directors and stockholders of the Company have taken all action required to authorize the execution and delivery of this Agreement and the Additional Agreements, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by it of this Agreement and the Additional Agreements.
     (c) This Agreement and the Additional Agreements to which it is a party have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms of such agreements, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
5.2 No Violation.

10

     The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby does not (a) violate, conflict with or result in the breach of any provisions of the Certificate of Incorporation or Bylaws of the Company, (b) in any material respect, violate, conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any lien on any shares of Common Stock or any of the assets or property of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any shares of Common Stock or any of such assets or properties is bound or affected, (c) require the consent of any party to any material agreement or commitment to which the Company is a party, or by which the Company is bound, or (d) in any material respect, conflict with or violate any law or governmental order to which the Company is subject.
5.3 Consents and Approvals of Governmental Authorities.
     The execution, delivery and performance of this Agreement and each Additional Agreement by the Company does not require any consent, approval, authorization or other order of, action by or declaration, filing or registration with or notification to, any governmental authority to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
5.4 Capitalization.
     The authorized and issued shares of capital stock of the Company, as of immediately prior to the execution and delivery hereof, and as of the execution and delivery hereof, are set forth on Schedule 5.4. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and all shares of Capital Stock to be issued on each Subsequent Closing Date will, assuming payment in full of the amount specified in the Call Notice or the Optional Call Notice, be validly issued, fully paid and nonassessable. Except as set forth in Schedule 5.4, there are no other authorized, issued or outstanding shares of capital stock of the Company, nor any options, warrants or other securities convertible into or exchangeable or exercisable for shares of capital stock of the Company, outstanding. Except as set forth on Schedule 5.4, there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Company is bound to issue, repurchase or otherwise acquire or retire any additional shares of capital stock or other securities of the Company. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of the Company other than the Shareholders’ Agreement.
5.5 Subsidiaries.
     Except as set forth on Schedule 5.5, the Company has no Subsidiaries and does not own any capital stock or other equity securities of any other corporation and has no other type of capital or equity interest in any Person (other than the Company). The Company is not subject to

11

any obligation or requirement to make any investment (in the form of a loan or capital contribution) in any Person (other than the Company), except as set forth in Schedule 5.5.
ARTICLE VI
CLOSINGS; CONDITIONS TO CLOSINGS
6.1 Initial Closing. The Initial Closing took place on October 22, 2007.
6.2 Subsequent Closings. Each Subsequent Closing under this Agreement shall take place at the offices of Morgan, Lewis & Bockius LLP, One Market Street, San Francisco, CA 94105 (or such other place as the Participants may agree upon in writing) on the relevant Subsequent Closing Date. Notwithstanding the foregoing provisions of this Section 6.2, the obligation of each Participant to purchase the Obligatory Additional Shares or Optional Additional Shares to be purchased by it at a Subsequent Closing shall be subject to the fulfillment of the following conditions:
     (a) The representations and warranties of each other Participant set forth in Article IV shall be true and correct on such Subsequent Closing Date.
     (b) The representations and warranties of the Company set forth in Article V, including updated Schedules 5.4 and 5.5, shall be true and correct on the Subsequent Closing Date.
     (c) The other Participant shall have purchased all of the Initial Shares to be purchased by it at the Initial Closing.
     (d) Each Participant shall have received all required governmental and regulatory approvals, and all waiting periods under any applicable antitrust regulations shall have expired, in connection with the formation of the Company and the consummation of the transactions contemplated by this Agreement.
     (e) The Company shall have developed a written business plan mutually acceptable to the Participants (the “Business Plan”) and in the event that the Business Plan is dated more than twelve months before the date of a Subsequent Closing, the Business Plan shall have been updated on such terms mutually acceptable to the Participants.
     (f) The Company shall have received either (i) payment from each other Participant of the purchase price for the Obligatory Additional Shares or Optional Additional Shares to be purchased by such Participant at such Subsequent Closing by wire transfer of immediately available funds to an account designated by or on behalf of the Company on or prior to the Subsequent Closing, or (ii) transfer of Contributed Assets, pursuant to Section 3.2(f), by such Participant to the Company at their fair market value, as mutually agreed by the Participants pursuant to Section 3.2(f).

12

     (g) The Company shall have maintained in full force and effect a directors’ and officers’ liability policy in such amounts and on such terms mutually acceptable to the Participants.
     (h) This Agreement and the Additional Agreements shall be in full force and effect and neither the Company nor any other Participant which is not an Affiliate shall be in material breach of its obligations under this Agreement or under the Additional Agreements.
     (i) Each Participant shall have executed either the Shareholders’ Agreement or a Shareholders’ Agreement Joinder Agreement.
ARTICLE VII
CERTAIN COVENANTS
7.1 Shareholders’ Agreement; Restrictions on Transfer. At or prior to the Initial Closing, the Company, Carlyle and Apollo executed a Shareholders’ Agreement. On the date of this Agreement, the Company, Carlyle and Apollo shall execute an amended and restated Shareholders’ Agreement in the form attached hereto as Exhibit C (the “Shareholders’ Agreement”), pursuant to which the Company, Carlyle and Apollo shall impose certain restrictions on the transfer of Shares (as defined in the Shareholders’ Agreement) and set forth their agreement with respect to certain other matters as described therein. Each of Apollo and Carlyle agrees that no sale, assignment or transfer of its Purchased Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Purchased Shares is registered under the Act or (b) such sale, assignment or transfer is otherwise exempt from registration under the Act. In addition, each of Apollo and Carlyle agrees that any sale, assignment or transfer of its Purchased Shares shall be made in compliance with the Shareholders’ Agreement. Each of Apollo and Carlyle acknowledges that the certificate or certificates evidencing its Purchased Shares shall bear a legend stating or referring to the foregoing transfer restrictions.
7.2 Registration Rights Agreement. At or prior to the Initial Closing, the Company, Carlyle and Apollo executed, and caused the Company to execute, a Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).
7.3 Further Assurances. The Company, Apollo and Carlyle agree to use their best efforts to obtain all necessary consents and approvals and expiration of all waiting periods (including all required governmental and regulatory approvals and waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), for the consummation of the transactions contemplated by this Agreement. The Company, Apollo and Carlyle further agree to take or cause to be taken all such corporate (or equivalent, for entities other than corporations) and other action, including executing and/or delivering further instruments and documents, as may be necessary to effect the intent and purposes of this Agreement.
7.4 Public Announcements. All press releases and other public disclosure concerning the existence or terms of this Agreement, the Additional Agreements or the transactions contemplated hereby and thereby from and after the date hereof will be subject to review by and approval each of Apollo and Carlyle, which approval shall not be unreasonably withheld;

13

provided, that to the extent a Participant shall have received the written advice of counsel that it is required to make an announcement pursuant to any law, regulation, order or stock exchange rule, it shall be permitted to do so even if it has not obtained the approval of the other Participant so long as it has used reasonable efforts to consult with and obtain consent of the other Participant to the content of the announcement and strictly limits such announcement to the minimum disclosure required.
7.5 Master Support Agreement. The Company and Apollo shall use their reasonable efforts to execute and deliver a Master Support Agreement on terms and conditions mutually agreed upon by Apollo and Carlyle, which terms will include the reimbursement of Apollo’s expenses for such services at rates to be mutually agreed upon by Apollo and Carlyle.
7.6 International Students. Apollo and Carlyle expect that from and after the date that the International Assets (as defined in Section 10.1) are transferred to the Company, all educational and other related activities directed toward International Students engaged by Apollo or its Subsidiaries shall be engaged in by the Company (or its Subsidiaries) to the exclusion of Apollo and its other Subsidiaries. Apollo agrees that during the period which commences on the date that the International Assets have been contributed to the Company and ends on the last day of the term of this Agreement, neither Apollo nor any of its Subsidiaries (other than the Company or its Subsidiaries) shall solicit or recruit International Students. Apollo and its Subsidiaries shall use their reasonable best efforts to transfer the International Assets to the Company within eighteen (18) months after the date of this Agreement. In the event that any International Asset is not contributed to the Company notwithstanding the use of reasonable best efforts by Apollo and its Subsidiaries, representatives of Apollo and Carlyle shall meet immediately after the meeting of the board of directors of the Company which follows the eighteen (18) month anniversary of this Agreement and engage in good faith negotiations regarding the reclassification of such International Asset that has not been contributed to the Company as a “Reclassified Asset” for purposes of this Agreement. Apollo agrees that it shall not unreasonably withhold, delay or condition its consent to the reclassification of an International Asset which is not contributed to the Company as a Reclassified Asset. Apollo agrees that commencing on the date that a business(es) or asset(s) become a Reclassified Asset, neither Apollo nor its Subsidiaries (other than the Company or its Subsidiaries) shall directly or indirectly solicit International Students by, through or for the benefit of the Reclassified Asset or any part or division thereof until the last day of the term of this Agreement. In the event that after the date of this Agreement either Apollo or its Subsidiaries (other than the Company or its Subsidiaries) acquire any Person, business or assets that are either (a) within the Investment Scope and the holders of a majority of the Class B Common Stock have not withheld their consent to such acquisition pursuant to paragraph 2(b)(1)(iv) of the Shareholders’ Agreement (if such consent is required under such paragraph) or (b) not within the Investment Scope because the principal operations and facilities of the educational services business of the acquired Person, business or assets are located within the United States but such Person, business or assets also include secondary or ancillary educational services operations and facilities outside of the United States (an “Ancillary International Business”), neither Apollo nor any of its Subsidiaries (other than the Company or its Subsidiaries) shall directly or indirectly solicit International Students by, through or for the benefit of either an International Asset described in clause (a) of this sentence or an Ancillary International Business for a period which commences on the date that such

14

International Asset or Ancillary International Business is acquired or controlled by Apollo or its Subsidiaries and ends on the last day of the term of this Agreement. Notwithstanding the first sentence of this Section 7.6 but subject to clause (b) of the fourth sentence of this Section 7.6, neither Apollo nor its Subsidiaries shall be prohibited or restricted in any manner from advertising, promoting or marketing: (I) to students and prospective students generally, including advertising, promoting or marketing via the internet (or using internet search methods) any programs or educational services to students and prospective students (including leads for prospective students) so long as such advertising, promotions or marketing activities are not developed for, intended to target or otherwise directed to, International Students; or (II) any business or assets that:(x) are not within the Investment Scope (as defined in the Shareholders’ Agreement); (y) are not actually engaged in, used for or planned to be engaged in or used for marketing, promoting, soliciting, responding to leads and related activities for, or on behalf of, education or corporate training programs or services for International Students and (z) have been acquired by Apollo or its Subsidiaries in accordance with this Agreement.
ARTICLE VIII
TERM AND TERMINATION
8.1 Term and Termination. This Agreement shall become effective as of the date hereof and thereafter shall remain in full force and effect until terminated in accordance with this Agreement. This Agreement shall be terminated upon the first to occur of the following events: (a) the written agreement of Apollo and Carlyle, (b) the dissolution of the Company, or (c) one Participant holds all the issued and outstanding shares of capital stock of the Company.
8.2 Effect of Termination. The termination of this Agreement for any cause shall not in any way affect or be deemed to affect any obligation of either party having accrued prior to the termination hereof or any right or obligation which, by its terms, is to survive the termination of this Agreement.
ARTICLE IX
DISPUTE RESOLUTION
9.1 Arbitration; Consent to Jurisdiction and Service. Any dispute hereunder shall be settled by arbitration in Wilmington, Delaware in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The parties consent to the jurisdiction of the state or federal courts of the State of Delaware for all purposes in connection with arbitration, and to service of process by first class United States mail delivered in accordance with the applicable rules of such courts. The award entered by the arbitrator(s) shall be final and binding on all parties to arbitration. Each party shall bear its respective arbitration expenses and shall each pay its pro rata share of the arbitrator’s charges and expenses. All proceedings shall be conducted, and all submissions shall be made, in English.
9.2 Specific Performance. The parties hereby acknowledge and agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and

15

that irreparable damage may result in the event that this Agreement is not specifically enforced (including without limitation any restrictions on transfer of Purchased Shares) and the parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
9.3 NO EXTRAORDINARY DAMAGES. NOTWITHSTANDING ANY TERM OR PROVISION OF THIS AGREEMENT, NEITHER PARTY NOR THEIR RESPECTIVE OFFICERS, EMPLOYEES OR AGENTS, SHALL BE LIABLE TO THE OTHER PARTY OR ITS RESPECTIVE OFFICERS, EMPLOYEES OR AGENTS, FOR CLAIMS FOR PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.
9.4 Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Delaware, without reference to conflicts of laws principles.
ARTICLE X
GENERAL PROVISIONS
10.1 Expected Contributed Assets. Apollo and Carlyle expect that the business, operations, assets and goodwill of each of the assets of Apollo and its Subsidiaries that are primarily or fully dedicated to enrolling or serving International Students (collectively, the “International Assets”) will be contributed to the Company by Apollo in exchange for Obligatory Additional Shares pursuant to and in accordance with Section 3.2(f) after consolidating financial statements have been completed for each of the International Assets.
10.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and delivered to the relevant party at its address set forth below (or such other address as notified by one party to the other) by any of the following methods: (a) personal delivery, (b) United States mail, postage prepaid, (c) pre-paid, nationally recognized overnight courier or (d) fax with a copy following by any method described in the foregoing clauses (a) to (c). Notices will be deemed to have been given hereunder when delivered personally, five days after deposit in the U.S. mail and one day after deposit with a nationally recognized overnight courier service.
If to the Company:
Apollo Global, Inc.
227 West Monroe
Suite 3600
Chicago, IL 60606

16

Attn: Chief Financial Officer
Facsimile: (312) 578-0489
If to Apollo or its Affiliates:
Apollo Group, Inc.
4025 South Riverpoint Parkway
Mail Stop CF-KX01
Phoenix, AZ 85040
Attention: Chief Financial Officer
Facsimile: (602) 557-3898
With a required copy to:
Morgan, Lewis & Bockius LLP
One Market, Spear Street Tower
San Francisco, CA 94105
Attention: William A. Myers, Esq.
Facsimile: (415) 442-1001
If to Carlyle or its Affiliates:
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC 20004-2505
Attention: Brooke B. Coburn
Facsimile: (202) 347-1818
With a required copy to:
Dickstein Shapiro LLP
1825 Eye Street, NW
Washington, DC 20006-5403
Attention: Neil Lefkowitz
Facsimile: (202) 420-2201
Any party shall have the right to change its address for notice hereunder from time to time to such other address as may hereafter be furnished in writing by such party to the other party
10.3 Relationship. Neither party, nor any of its employees, customers or agents, shall, by virtue of this Agreement, be deemed to be the representative, employee or agent of the other party for any purpose whatsoever, nor shall they or any of them have, by virtue of this Agreement, any authority or right to assume or create an obligation of any kind or nature, expressed or implied, on behalf of the other party, nor to accept service of any legal process of any kind addressed to, or intended for, the other party.

17

10.4 Amendments. This Agreement may be amended or modified only upon the express written agreement of Carlyle and Apollo.
10.5 No Waiver of Default. No consent or waiver, express or implied, by any party with respect to any breach or default hereunder by any other shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such other party of the same provision or any other provision of this Agreement. Failure on the part of either party to complain of any act or failure to act of any other party or to declare such party in default shall not be deemed or constitute a waiver by such party of any rights hereunder with respect to such act or failure to act.
10.6 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any person who is not a party to this Agreement; provided, that, Carlyle Affiliates which own shares of the capital stock of the Company shall be entitled to all rights and benefits of Carlyle under this Agreement. The parties hereto expressly retain any and all rights to amend this Agreement as provided herein, notwithstanding any interest in this Agreement held by the Company or any third person.
10.7 No Assignment; Binding Agreement. No party hereto may assign this Agreement or any of its rights or obligations hereunder, except with the prior written consent of the others; provided, that in the event that either (i) a Participant transfers its shares of capital stock of the Company to a third person in accordance with the Shareholders’ Agreement or (ii) a Carlyle Affiliate purchases from the Company shares of the capital stock of the Company, consent to the assignment of this Agreement to such third person shall be deemed to have been given, so long as such third person agrees in writing to assume all of the obligations of the transferring Participant hereunder. Subject to the foregoing, the provisions of this Agreement shall be binding upon, and, except as otherwise provided herein, shall inure to the benefit of the parties and their respective successors and permitted assigns.
10.8 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.
10.9 Fees and Expenses. The reasonable Expenses of each Participant shall be paid by the Company.
10.10 No Election of Remedies. No provision of, or any rights granted or remedies available under, this Agreement or, when executed and delivered, any Additional Agreement shall limit the availability of any other right or remedy for the breach or violation of any of the provisions contained in this Agreement or, when executed and delivered, any Additional Agreement.
10.11 Headings. The headings of the articles and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

18

10.12 Entire Agreement. This Agreement, the Confidentiality Agreement and, when executed and delivered, the Additional Agreements, and any document required to be executed by any of such agreements, contain the entire agreement between the parties, and supersede all prior writings or agreements, with respect to the subject matter hereof.
10.13 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all the parties have not signed the same counterpart.
[Remainder of page intentionally left blank]

19

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Capital Contribution Agreement to be duly executed as of the date first written above.
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
THAT MAY BE ENFORCED BY THE PARTIES.

APOLLO GROUP, INC.
By:	/s/ Brian L. Swartz
	Name:	Brian L. Swartz
	Title:	Chief Financial Officer

CARLYLE VENTURE PARTNERS III, L.P.
By:	TCG VENTURES III, L.P.
Its General Partner

By:	/s/ Brooke Coburn
	Name:	Brooke Coburn
	Title:	Managing Director

APOLLO GLOBAL, INC.
By:	/s/ Jeffrey Langenbach
	Name:	Jeffrey Langenbach
	Title:	President

[Signature Page to Capital Contribution Agreement]

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
APOLLO GLOBAL, INC.
     Apollo Global, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:
     1. The name of the corporation is Apollo Global, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 18, 2007.
     2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the corporation.
     3. This Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the corporation’s original Certificate of Incorporation.
     4. The text of the original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
     The name of this corporation is: APOLLO GLOBAL, INC.
ARTICLE II
     The address of the registered office of the corporation in the State of Delaware is 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
     The nature of the business or purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
     The name of the corporation’s incorporator is Peter S. Park, c/o Morgan Lewis & Bockius LLP, One Market, Spear Street Tower, San Francisco, California 94105.
ARTICLE V
     The corporation is authorized to issue two (2) classes of stock to be designated, respectively, “Class A Common Stock” and “Class B Common Stock”. The total number of shares that the corporation is authorized to issue is 651,796 shares. 553,822 shares shall be Class A Common Stock, par value of $0.001 per share and 97,974 shares shall be Class B Common Stock, par value of $0.001 per share. The holders of the Class A Common Stock and the holders of the Class B Common Stock are entitled to one vote for each share of Class A Common Stock and each share of Class B Common Stock held at all meetings of the stockholders (and written actions in lieu of meetings). Except as otherwise provided in Article IX of this Certificate of Incorporation, the powers, preferences, privileges, and relative participating, optional, or other rights, and the qualifications, limitations, and restrictions thereof of the holders of each of the Class A Common Stock and the Class B Common Stock are identical.
ARTICLE VI
     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.
     Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
ARTICLE VII
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VIII
     Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.
ARTICLE IX
     The number of directors which shall constitute the whole Board of Directors of the corporation shall be eight (8). At each election of directors, (i) the holders of a majority of the Class A Common Stock, voting as a separate class, shall be entitled to elect six (6) members of the Board of Directors (the “Class A Common Stock Directors”), and (ii) the holders of a majority of the Class B Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors (the “Class B Common Stock Directors”). A director may be removed during their term of office, either with or without cause, by, and only by, the affirmative vote or written consent of the stockholders holding a majority of the specified class of stock entitled to elect such director pursuant to this Article IX. Any vacancies on the Board of Directors may be filled by the stockholders holding the specified class of stock entitled to vote upon the election of any director from which a vacancy arose.
     At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and a majority vote of the directors present at any meeting at which there is a quorum shall be the act of the Board of the Directors, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware. Each Class A Common Stock Director shall have two (2) votes and each Class B Common Stock Director shall have one (1) vote on all matters upon which the Board of Directors may vote or otherwise approve.
ARTICLE X
     Meetings of stockholders of the corporation may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the corporation or in the bylaws of the corporation.
ARTICLE XI
     Except as otherwise provided in this Certificate of Incorporation or that certain Amended and Restated Shareholders’ Agreement by and among the corporation and certain stockholders dated on or around July 28, 2009 (as amended to date), in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation, is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation.

ARTICLE XII
     To the fullest extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.
     Any repeal or modification of any of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

IN WITNESS WHEREOF, the Amended and Restated Certificate of Incorporation has been signed this 28 day of July, 2009.

/s/ Jeffrey Langenbach

Jeffrey Langenbach

Name

President

Title

EXHIBIT B
AMENDED AND RESTATED
BYLAWS

AMENDED AND RESTATED
BYLAWS
OF
APOLLO GLOBAL, INC.
ARTICLE I.
OFFICES
     Section 1. Registered Office. The registered office shall be at the office of Corporation Service Company, 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.
     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
     Section 1. Annual Meeting. An annual meeting of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated on an annual basis by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Any other proper business may be transacted at the annual meeting.
     Section 2. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
     Section 3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 4. Special Meetings. Special meetings of the stockholders of the corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of

Incorporation, shall be called by the President or Secretary at the request in writing of a majority of the members of the Board of Directors or at the request in writing of stockholders owning at least ten (10%) of the total voting power of all outstanding shares of stock of the corporation then entitled to vote, and may not be called absent such a request. Such request shall state the purpose or purposes of the proposed meeting.
     Section 5. Notice of Special Meetings. As soon as reasonably practicable after receipt of a request as provided in Section 4 of this Article II, written notice of a special meeting, stating the place, date (which shall be not less than ten nor more than sixty days from the date of the notice) and hour of the special meeting and the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such special meeting.
     Section 6. Scope of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as provided in Section 5 of this Article II.
     Section 8. Qualifications to Vote. The stockholders of record on the books of the corporation at the close of business on the record date as determined by the Board of Directors and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.
     Section 9. Record Date. The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders’ meeting and at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. The record date shall not be more than sixty nor less than ten days before the date of such meeting, and not more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to

2

any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 10. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 11. Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power.
     Section 12. Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings or meetings of stockholders are recorded.

3

ARTICLE III.
DIRECTORS
     Section 1. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 2. Number; Election; Tenure and Qualification. The number of directors which shall constitute the whole board shall be eight (8). Directors need not be stockholders. Except as provided in Section 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders in accordance with Article IX of the Certificate of Incorporation and each director elected shall hold office until his successor is elected and qualified unless he shall resign, become disqualified, disabled, or otherwise removed.
     Section 3. Vacancies. In the event that any representative designated pursuant to Section 2 of this Article III ceases to serve as a member of the Board of Directors during his term of office for any reason, the resulting vacancy on the Board of Directors will be filled in accordance with Article IX of the Certificate of Incorporation. The directors so chosen shall serve until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.
     Section 4. Location of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 5. Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of such location.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on two days’ notice to each director by mail, nationally recognized overnight courier service or facsimile; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of the sole director. Notice may be waived in accordance with Section 229 of the General Corporation Law of the State of Delaware.

4

     Section 8. Quorum and Action at Meetings. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and an act approved by a majority vote of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation and with the Class A Common Stock Directors each having two (2) votes and the Class B Common Stock Directors each having one (1) vote. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
     Section 10. Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 11. Committees. The Board of Directors may, by resolution passed by a majority vote of the whole board, designate one or more committees. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Section 12. Committee Authority. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving, adopting or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     Section 13. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required to do so by the Board of Directors.

5

     Section 14. Directors Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 15. Resignation. Any director or officer of the corporation may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.
     Section 16. Removal. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, (a) the removal from the Board of Directors (with or without cause) of any of the Class A Common Stock Directors shall be at the written request of those stockholders holding a majority of the outstanding Class A Common Stock, and only upon such request and under no other circumstances, and (b) the removal from the Board of Directors (with or without cause) of any of the Class B Common Stock Directors shall be at the written request of those stockholders holding a majority of the outstanding Class B Common Stock, and only upon such request and under no other circumstances, provided that the stockholders agree to take such action as is necessary to promptly amend the Certificate of Incorporation to provide that the holders of a majority of the Class B Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors after any date that Carlyle Venture Partners III, L.P. and its Affiliates do not own, in the aggregate, either (i) ten percent (10%) or more of the issued and outstanding Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of one hundred million dollars ($100,000,000) or more.
ARTICLE IV.
NOTICES
     Section 1. Notice to Directors and Stockholders. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or nationally recognized overnight courier, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given five days after the same shall be deposited in the United States mail or one day after delivery to a nationally recognized overnight courier. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by telephone or facsimile (with confirmation of receipt).

6

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.
ARTICLE V.
OFFICERS
     Section 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may elect from among its members a Chairman or Chairmen of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine.
     Section 3. Appointment of Other Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 4. Compensation. The salaries of all officers of the corporation shall be fixed by the Board of Directors or a committee thereof. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the President or any Vice-President of the corporation.
     Section 5. Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
     Section 6. Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall have and may exercise

7

such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Vice Chairman shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned to such person by the Board of Directors and as may be provided by law.
     Section 7. President. The President shall be the Chief Executive Officer of the corporation unless such title is assigned to another officer of the corporation; in the absence of a Chairman and Vice Chairman of the Board, the President shall preside as the chairman of meetings of the stockholders and the Board of Directors; and the President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     Section 8. Vice-President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be subject. The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.
     Section 10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8

     Section 11. Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of “Treasurer.” The Chief Financial Officer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or that are properly required by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such officer’s office and for the restoration to the corporation, in case of such officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or control belonging to the corporation.
     Section 12. Assistant Treasurer. The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.
ARTICLE VI.
CAPITAL STOCK
     Section 1. Certificates. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the corporation by, (a) the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares of a particular class owned by such stockholder in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.
     Section 2. Signature. Any of or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost,

9

stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII.
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the applicable provisions, if any, of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

10

     Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
     Section 4. Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 5. Loans. The Board of Directors of the corporation may, without stockholder approval, authorize loans to, or guaranty obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation; provided, however, that (a) no material loan may be made to Carlyle Venture Partners III, L.P. or any Affiliate, member, partner, director, officer or employee of Carlyle Venture Partners III, L.P. or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any such Person (as defined in the Amended and Restated Shareholders’ Agreement) or Carlyle Venture Partners III, L.P. without the prior consent of Apollo Group, Inc. (which consent may be given or withheld in Apollo Group, Inc.’s sole discretion), except for transactions contemplated by the Amended and Restated Shareholders’ Agreement or the Amended and Restated Capital Contribution Agreement, dated as of July 28, 2009, as the same may be amended from time to time, and (b) no material loan may be made to Apollo Group, Inc. or any Affiliate, member, partner, director, officer or employee of Apollo Group, Inc. or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person or Apollo Group, Inc. without the prior consent of Carlyle Venture Partners III, L.P. (which consent may be given or withheld in Carlyle Venture Partners III, L.P.’s sole discretion), except for (i) transactions contemplated by the Amended and Restated Shareholders’ Agreement or the Amended and Restated Capital Contribution Agreement, dated as of July 28, 2009, as the same may be amended from time to time, or (ii) pursuant to the Support Services Agreement, by and between Apollo Group, Inc. and the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.
ARTICLE VIII.
INDEMNIFICATION
     Section 1. Scope. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time, indemnify any present or former director, officer,

11

employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
     Section 2. Advancing Expenses. Expenses (including attorneys’ fees) incurred by a present or former director or officer of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by relevant provisions of the General Corporation Law of the State of Delaware; provided, however, the corporation shall not be required to advance such expenses to a director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority vote of the Board of Directors, or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority vote of the Board of Directors which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director’s fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director’s duty to the corporation or its stockholders.
     Section 3. Liability Offset. The corporation’s obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.
     Section 4. Continuing Obligation. The provisions of this Article VIII shall be deemed to be a contract between the corporation and each director of the corporation who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
     Section 5. Nonexclusive. The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.
     Section 6. Other Persons. In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, the Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any

12

action, suit or proceeding who the corporation may indemnify under Section 145 of the General Corporation Law of the State of Delaware.
     Section 7. Definitions. The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time.
ARTICLE IX.
AMENDMENTS
     Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of a majority of each of the outstanding shares of Class A Common Stock and Class B Common Stock, voting separately by class, or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.
[Remainder of page intentionally left blank]

13

CERTIFICATE OF SECRETARY
OF
APOLLO GLOBAL, INC.
     The undersigned certifies:
          1. That the undersigned is the duly elected and acting Secretary of Apollo Global, Inc., a Delaware corporation (the “Corporation”); and
          2. That the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Action by Unanimous Written Consent in Lieu of the Organizational Meeting by the Board of Directors of the Corporation, dated the 28 day of July, 2009.
          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation as of this 28 day of July, 2009.

/s/ P. Robert Moya

P. Robert Moya, Secretary

EXHIBIT C
AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT

AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT
          THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2009, by and among Apollo Global, Inc., a Delaware corporation (the “Company”), Apollo Group, Inc., an Arizona corporation (“Apollo”), CVP III Coinvestment, L.P., a Delaware limited partnership (“CVP”), Carlyle Venture Partners III, L.P., a Delaware limited partnership (“Carlyle” and, together with Apollo, CVP, and each Affiliate of Carlyle and Apollo that hereafter becomes a Shareholder, collectively the “Investor Shareholders”), and the Persons listed on Schedule I attached hereto or who otherwise agree to be bound by the provisions hereof as an Other Shareholder by executing a joinder agreement (the “Other Shareholders”). Apollo, Carlyle, CVP and the Other Shareholders are collectively referred to herein as the “Shareholders.” Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 14 hereof.
          WHEREAS, Apollo and Carlyle are parties to an Amended and Restated Capital Contribution Agreement dated as of the date hereof (the “Capital Contribution Agreement”);
          WHEREAS, the parties hereto are entering into this Agreement to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shareholder Shares (as defined below) and to provide for certain rights and obligations in respect thereto as hereinafter provided.;
          WHEREAS, the Company and Shareholders desire to amend and restate, in its entirety, that certain Shareholders Agreement entered into as of October 22, 2007 (the “Original Agreement”);
          WHEREAS, the Original Agreement is being amended in accordance with paragraph 16;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety as follows:
          1. Board Observers and Expenses.
          (a) Each of Apollo and Carlyle, for so long as it remains a Shareholder hereunder, shall each have the right to designate and remove two representatives (each such representative, a “Board Observer”) who shall (1) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors are entitled to vote) all meetings of the Board and all meetings of committees of the Board, (2) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished generally to members of the Board and committees thereof, and (3) be entitled to be indemnified by the Company pursuant to the Certificate of Incorporation of the Company to the same extent mutatis mutandis as if he or she were a member of the Board (and the Company hereby agrees to so indemnify each Board Observer). Notwithstanding the preceding sentence, on any date that Carlyle and its Affiliates do not own, in the aggregate, either (i) ten percent (10%) (or more) of the issued and outstanding Shareholder Shares or (y) shares of the Company Stock with a Fair Market Value of one hundred million dollars (or more), Carlyle shall have the right to designate and remove only one Board Observer.
          (b) The Company will pay or promptly reimburse the actual reasonable out-of-pocket expenses incurred by each member of the Board and each Board Observer in connection with attending meetings of the Board or any committee of the Board.
          (c) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the earlier to occur of (i) the consummation of an Approved Sale and (ii) a Public Offering.
          2. Matters Requiring Specific Approval.
          (a) Matters Requiring Approval of the Board. The business and affairs of the Company shall be managed by the Board as described in Section 141 of the Delaware General Corporation Law. Without limiting the generality of the preceding sentence, the Company shall not take any of the following actions without the prior approval of at least a majority of votes cast by the Board approving such actions and as provided in the Company’s Bylaws:
               (i) acquire or sell any interest in any Person or business subject to the limitations set forth in paragraph 2(b)(2)(i) below;
               (ii) incur any Company Indebtedness, or issue or sell any debt securities or other rights to acquire any debt securities of the Company or any of its Subsidiaries, except for transactions between the Company and any of its Subsidiaries; provided, however, that any security interests in connection with such debt arrangements shall be limited solely to the Company’s assets unless otherwise approved by the Investor Shareholders;
               (iii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock;
               (iv) hire or terminate the employment of the Company’s President, Chief Financial Officer or Chief Operating Officer;
               (v) establish or materially modify the compensation or benefits payable or to become payable by the Company to the Company’s President, Chief Financial Officer or Chief Operating Officer, other than benefits generally provided to senior management or employees on the same terms; or
               (vi) approve the annual operating plan and budget.
          (b) Matters Requiring Approval of Each Class of Common Stock.

               (1) The Company shall not, without the prior written consent of (i) stockholders holding a majority of the outstanding Class A Common Stock, and (ii) stockholders holding a majority of the outstanding Class B Common Stock (which in each case consent may be given or withheld in such stockholder’s sole discretion):
               (i) (a) dissolve or wind-up the Company, (b) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (c) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition seeking relief under Title 11 of the United States Code, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (d) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (e) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (b) above, (f) make a general assignment for the benefit of creditors, or (g) take any action for the purpose of effecting any of the foregoing.
               (ii) amend, revise, modify, supplement or discontinue the Investment Scope; or
               (iii) amend, modify or restate the Certificate of Incorporation or Bylaws of the Company in any respect.
               (2) On any date that Carlyle and its Affiliates own, in the aggregate, either (i) ten percent (10%) (or more) of the issued and outstanding Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of one hundred million dollars (or more), the Company shall not, without the prior written consent of (i) stockholders holding a majority of the outstanding Class A Common Stock, and (ii) stockholders holding a majority of the outstanding Class B Common Stock (which in each case consent may be given or withheld in such stockholder’s sole discretion):
               (i) acquire or sell any interest in any business or entity with, individually or in the aggregate, an enterprise value in excess of the lesser of (i) $150,000,000 or (ii) 33.33% of the Company’s total shareholder equity plus indebtedness for borrowed money, determined in accordance with US GAAP and as reflected in the Company’s most recently completed consolidated balance sheet, and that requires the Company to incur incremental debt or equity financing;
               (ii) make or commit to make any capital expenditure outside of the ordinary course of business and in excess of the lesser of (i) $50,000,000 or (ii) 10% of the Company’s total shareholder equity plus indebtedness for borrowed money, determined in accordance with US GAAP and as reflected in the Company’s most recently completed consolidated balance sheet, and that requires incremental debt or equity financing; or

               (iii) except as otherwise provided in Section 5(a) or 5(b) of Article VII of the Bylaws, the Company will not make any loan (other than intercompany loans) to any Person which is outside the ordinary course of business of the Company.
          (c) Matters Requiring Approval of Unaffiliated Investor Shareholders.
               (i) The Company shall not, without the prior written consent or affirmative vote of Apollo, enter into or be a party to any material transaction with Carlyle or any Affiliate, member, partner, director, officer or employee of Carlyle or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of any such Person or Carlyle, except for transactions expressly provided for in this Agreement or the Capital Contribution Agreement.
               (ii) The Company shall not, without the prior written consent or affirmative vote of Carlyle, enter into or be a party to any material transaction with Apollo or any Affiliate, member, partner, director, officer or employee of Apollo or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person or Apollo, except for (w) transactions contemplated by this Agreement or the Capital Contribution Agreement, (x) the employment of persons currently employed by Apollo, (y) reimbursement of amounts paid by Apollo to professionals after the date of this Agreement and before the execution of the Support Services Agreement for such professionals’ reasonable fees and expenses for the due diligence of potential investments within the Investment Scope, or (z) pursuant to a Support Services Agreement between Apollo and the Company whereby Apollo will provide services to the Company upon terms and conditions satisfactory to Apollo and Carlyle.
          (d) EITF No. 96-16. Apollo and Carlyle acknowledge that the approval rights granted to Carlyle as set forth in paragraph 2(b) above are intended to be “protective rights” rather than “participating rights”, as described in Emerging Issues Task Force Issue No. 96 -16 (“EITF No. 96-16”). Apollo and Carlyle further acknowledge that, unless otherwise agreed by Apollo and Carlyle, none of the approval rights granted to Carlyle hereunder will be in any way amended, terminated or revoked to the extent that at anytime hereafter any of the approval rights granted to Carlyle hereunder are re-characterized as being “participating rights” and not “protective rights” under EITF No. 96-16 or any successor to it, or under any other accounting policy, standard or procedure which may become applicable to the same subject matter as comprehended by EITF No. 96-16.
          (e) The Company’s accounting methods and policies shall be consistent with the accounting methods and policies of Apollo except as required by GAAP;
          3. Restrictions on Transfer of Shareholder Shares.
          (a) Transfer of Shareholder Shares. No holder of Shareholder Shares may sell, transfer, assign, pledge, encumber or otherwise directly or indirectly dispose of (a “Transfer”) any Shareholder Shares or any interest in any Shareholder Shares, including to the Company or any of its Subsidiaries, other than Permitted Transfers, prior to October 22, 2012 and, following such date, may Transfer Shareholder Shares or an interest in Shareholder Shares only pursuant to and in accordance with paragraphs 3(b), 3(c), 3(d), 5 or 9 below.

          (b) Right of First Offer. Prior to making any Transfer, other than as permitted under paragraph 3(d) below, a holder of Shareholder Shares wishing to transfer such Shareholder Shares (the “Selling Shareholder”) shall deliver written notice in accordance with paragraph 22 (the “Transfer Notice”) to each Investor Shareholder and the Company. The Transfer Notice shall disclose in reasonable detail the number of Shareholder Shares to be transferred, the cash purchase price (the “Offer Price”) at which the Selling Shareholder proposes to sell such number of Shareholder Shares, and the terms and conditions of the proposed Transfer. The Transfer Notice shall constitute a binding offer to sell the subject Shareholder Shares to the Investor Shareholders (other than the Selling Shareholder) and, if and to the extent that any such Shareholder Shares are not purchased by such Selling Shareholders, to the Company, in each case on the terms and conditions set forth in the Transfer Notice and in accordance with this paragraph 3(b). The Investor Shareholders may elect to purchase, pro-rata based on the number of Shareholder Shares held by each, all or any portion of the Shareholder Shares to be transferred upon the same economic terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to the Selling Shareholder and the Company within 10 business days after the Transfer Notice has been delivered pursuant to this paragraph 3(b), provided that all elections by Carlyle’s Affiliates shall be made by Carlyle on behalf of its Affiliates. If the Investor Shareholders have not elected to purchase all of the Shareholder Shares to be transferred, the Company may elect to purchase all, but not less than all, of the remaining Shareholder Shares to be transferred upon the same economic terms and conditions as those set forth in the Transfer Notice by delivering written notice in accordance with paragraph 22 of such election to the Selling Shareholder within 15 business days after the Transfer Notice has been delivered pursuant to this paragraph 3(b) (such date, the “Authorization Date”). If the Investor Shareholders and the Company do not elect to purchase all of the Shareholder Shares specified in the Transfer Notice, the Selling Shareholder may Transfer the remaining Shareholder Shares specified in the Transfer Notice at a cash price no less than the Offer Price and on terms no more favorable to the Proposed Purchaser than those specified in the Transfer Notice during the 60 day period immediately following the Authorization Date. If the Investor Shareholders or the Company have elected to purchase Shareholder Shares pursuant to this paragraph 3(b), the Transfer of such shares shall be consummated as soon as practicable after the delivery of the election notice(s) to the Selling Shareholder, but in any event within 30 days after the Authorization Date.
          (c) Participation Rights.
               (i) At least 30 days prior to any Transfer of shares of Company Stock by any of Apollo or any of its Affiliates (the “Transferring Apollo Shareholder”) for value (other than pursuant to a Permitted Transfer or an Approved Sale as to which Carlyle has an independent right to approve under paragraph 5(a) as a consequence of Carlyle and its Affiliates owning, in the aggregate, either (i) seven and one-half percent (7.5%) (or more) of issued and outstanding Shareholders Shares or (ii) shares of the Company Stock with a Fair Market Value of seventy-five million dollars ($75,000,000) (or more)), the Transferring Apollo Shareholder will deliver written notice in accordance with paragraph 22 (the “Sale Notice”) to the Company, the other Investor Shareholders (including Carlyle and its Affiliates) and the Other Shareholders, specifying in reasonable detail the identity of the Proposed Purchaser and the terms and conditions of the Transfer. Notwithstanding any of the restrictions contained in this paragraph 3, any or all of the other Investor Shareholders (including Carlyle and its Affiliates) and Other Shareholders may

elect to participate in the contemplated Transfer by delivering written notice in accordance with paragraph 22 (a “Tag-Along Notice”) to the Transferring Apollo Shareholder within 15 business days after the date that such Sale Notice is deemed given pursuant to paragraph 22, provided that all Tag-Along Notices of Carlyle’s Affiliates shall be delivered by Carlyle on behalf of its Affiliates. If no Tag-Along Notice is received by the Transferring Apollo Shareholder within such 15 business day period, the other Investor Shareholders and the Other Shareholders shall not have the right to participate in the Transfer, and the Transferring Apollo Shareholder shall have the right, during the succeeding three-month period, to transfer to the Proposed Purchaser up to the number of shares of Common Stock stated in the Sale Notice, on terms and conditions no more favorable to the Transferring Apollo Shareholder than those stated in the Sale Notice. If any of the other Investor Shareholders or Other Shareholders have elected to participate in such Transfer (such Shareholders, “Participating Shareholders”), each of the Transferring Apollo Shareholder and each Participating Shareholder will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, up to a number of shares of Common Stock which is determined by multiplying (i) the number of shares of Common Stock owned by such Participating Shareholder on the date that the Tag-Along Notice is furnished by (ii) a fraction, the numerator of which is the number of shares of Common Stock which the Proposed Purchaser desires to purchase and the denominator of which is the sum of (x) the number of shares of Common Stock which are owned by the Transferring Apollo Shareholder and (y) the aggregate number of shares of Common Stock owned by all of the Participating Shareholders on the date that the Tag-Along Notice is furnished.
               (ii) The Transferring Apollo Shareholder will use reasonable efforts to obtain the agreement of the Proposed Purchaser to the participation of the Participating Shareholders in any contemplated Transfer, and the Transferring Apollo Shareholder will not transfer any of its Common Stock to the Proposed Purchaser unless (A) simultaneously with such Transfer, the Proposed Purchaser purchases from the Participating Shareholders the number of shares of Common Stock which such Participating Shareholders are entitled to sell to the Proposed Purchaser under paragraph 3(c)(i) or (B) simultaneously with such Transfer, the Transferring Apollo Shareholder purchases (at the same price and on the same terms and conditions on which such shares were sold to the Proposed Purchaser) the number of shares of Common Stock from the Participating Shareholders which the Participating Shareholders are entitled to sell to the Proposed Purchaser under paragraph 3(c)(i).
               (iii) The Transferring Apollo Shareholder and the Participating Shareholders will bear their pro-rata share (based upon the number of shares of Common Stock sold by such Person in relation to the number of shares of Common Stock sold by all Persons in such Transfer) of the out-of-pocket costs of any Transfer pursuant to this paragraph 3(c) which are borne by the Transferring Apollo Shareholder to the extent such costs are incurred for the benefit of all Persons participating in the Transfer and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Participating Shareholders participating in the Transfer on their own behalf will not be considered costs of the Transfer hereunder.
               (iv) No Participating Shareholder participating in a sale of shares of the Common Stock pursuant to this paragraph 3(c) shall be required to provide any indemnification other than on a several basis with such Participating Shareholder’s indemnification obligation to the Proposed Purchaser (or Transferring Apollo Shareholder in the event that it purchases shares of the Common Stock pursuant to paragraph 3(c)(ii)) limited to the pro rata share of the aggregate purchase price received by all Shareholders that such Participating Shareholder receives at the closing of the Transfer. Notwithstanding the foregoing, if a Participating Shareholder electing to participate does not agree to execute and deliver or does not execute and deliver any documentation required by this paragraph 3(c)(iv) within ten (10) days after receipt thereof in connection with the Transfer, such Participating Shareholder shall be deemed to have withdrawn its request to participate and shall not be entitled to participate in the proposed Transfer.
          (d) Permitted Transfers. The restrictions contained in paragraph 3 will not apply to (i) a Public Sale, (ii) an Approved Sale, (iii) a Transfer of Shareholder Shares by any Shareholder to a trust solely for the benefit of such Shareholder and such Shareholder’s spouse and/or descendants (or a re-Transfer of such Shareholder Shares by such trust back to such Shareholder upon the revocation of any such trust) or pursuant to the laws of descent and distribution, (iv) a Transfer by any Shareholder to an Affiliate of such Shareholder (and subsequent Transfers by such Affiliates to other Affiliates of such Shareholder), so long as such Transfer does not cause the Company to be subject to the reporting requirements of the Exchange Act pursuant to Section 12(g) thereof; provided that the restrictions contained in this Agreement will continue to apply to the Shareholder Shares after any Transfer pursuant to clauses (iii) or (iv) above and the transferees of such Shareholder Shares pursuant to such clauses shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Shareholder Shares pursuant to clauses (iii) or (iv) of this subparagraph 3(d), the transferor will deliver a written notice to the Company and the Investor Shareholders, which notice will disclose in reasonable detail the identity of such transferee.
          (e) Termination of Restrictions. The rights and restrictions set forth in this paragraph 3 will continue with respect to each Shareholder Share until the first to occur of (i): date on which such Shareholder Share has been transferred in a Public Sale; (ii) the consummation of an Approved Sale; (iii) a closing described in paragraph 9(c) or (iv) October 22, 2015.
          4. Preemptive Rights.
          (a) If the Company or any of its Subsidiaries proposes to issue and sell any of its equity securities or any securities containing options or rights to acquire any equity securities or any securities convertible into equity securities for value, the Company will offer in a written notice furnished in accordance with paragraph 22 to sell to each Investor Shareholder a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of the percentage each such Investor Shareholder holds of all Common Stock then held by all of the Shareholders by the number of securities proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same economic terms and otherwise on the same terms and conditions as the securities that are being offered in such transaction or series of transactions. If any Investor Shareholder having preemptive rights under this paragraph 4 fails to accept such offer in whole or in part within the period provided below in paragraph 4(c), the Company shall offer in a written notice furnished in accordance with paragraph 22 the securities that were not so accepted to all Investor Shareholders who elected to accept such offer in whole or in part, in the same proportion as the respective Common Stock held by such electing Investor

Shareholder bears to the aggregate Common Stock held by all Investor Shareholders who elected to accept such initial offer in whole or in part. Each electing Investor Shareholder shall have an additional period of ten days from and after the date of the Company’s re-offer within which to accept such re-offer in whole or in part. If an Investor Shareholder elects to accept such offer in whole or in part, such Investor Shareholder shall so accept by written notice to the Company given within such 10-day period, provided that all acceptances by Carlyle’s Affiliates shall be made by Carlyle on behalf of its Affiliates. No further offer to the Investor Shareholders under this paragraph 4 is then required with respect to the same offering of securities, except as otherwise required in paragraph 4(c).
          (b) Notwithstanding the foregoing, the provisions of this paragraph 4 shall not be applicable to the issuance of equity securities (i) pursuant to the Capital Contribution Agreement, (ii) upon the exercise of warrants or options or upon the conversion of shares of one class of capital stock into shares of another class in accordance with the provisions of the Company’s Certificate of Incorporation, or (iii) as a stock dividend or any stock split or other subdivision or combination of the outstanding equity securities; provided, however, the provisions of this paragraph 4 shall terminate upon completion of a Public Offering.
          (c) The Company will cause to be given to the Investor Shareholders a written notice delivered in accordance with paragraph 22 setting forth in reasonable detail the terms and conditions upon which they may purchase such shares or other securities, including, without limitation, the number of shares or other securities offered by the Company, the price at which such shares or other securities are being offered and the date on which the sale is to be completed (the “Preemptive Notice”). After receiving a Preemptive Notice, if any of the Investor Shareholders wishes to exercise the preemptive rights granted by this paragraph 4 it must give notice to the Company in writing, within 15 business days after the date that such Preemptive Notice is deemed given pursuant to paragraph 22 (subject to extension in the event of a re-offer described in paragraph 3(a) above), stating the quantity of the shares or other securities offered pursuant to this paragraph 4 it agrees to purchase on the terms and conditions set forth in the Preemptive Notice (the “Preemptive Reply”), provided that all Preemptive Replies by Carlyle’s Affiliates shall be made by Carlyle on behalf of its Affiliates. The closing for the sale of the shares or other securities subject to the Preemptive Notice shall occur no earlier than 5 business days after the Preemptive Reply. If the Investor Shareholders fail to make a Preemptive Reply in accordance with this paragraph 4 within the 15-business day period specified in this paragraph 4(c) (subject to extension in the event of a re-offer described in paragraph 3(a) above), shares or other securities offered to it in accordance with this paragraph 4 may thereafter, for a period not exceeding 120 days following the expiration of such 15-business day period, be issued, sold or subjected to rights or options to any purchaser at a price not less than the price at which they were offered to such Investor Shareholders and on other terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Shareholders. Any such shares or other securities not so issued, sold or subjected to rights or options to any purchaser during such 120-day period will thereafter again be subject to the preemptive rights provided for in this paragraph 4.
          5. Sale of the Company.

          (a) If Shareholders holding a majority of the outstanding Common Stock and Carlyle approve (and, in the case of any sale or other fundamental change which requires the approval of the board of directors of a Delaware corporation pursuant to the Delaware General Corporation Law, the Board shall have approved such sale or other fundamental change) a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an “Approved Sale”), the Company shall deliver written notice to the Shareholders setting forth in reasonable detail the terms and conditions of the Approved Sale (including, to the extent then determined, the consideration to be paid with respect to each class of the Company’s capital stock), provided however that on any date that Carlyle and its Affiliates do not own, in the aggregate, either (i) seven and one-half percent (7.5%) (or more) of the issued and outstanding Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of seventy-five million dollars ($75,000,000) (or more), Carlyle shall not have an independent right to approve an Approved Sale. Each holder of Shareholder Shares will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Shareholder Shares will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Shareholder Shares will agree to sell all of its Shareholder Shares and rights to acquire Shareholder Shares on the terms and conditions approved by the Board and such Shareholders. Each holder of Shareholder Shares shall be obligated to join, severally and not jointly, on a pro rata basis (based on the number of shares of the applicable class or series of Company Stock to be sold, and, in the case of an asset sale, based upon the number of shares of Company Stock (and the relative liquidation preferences of each class of Company Stock) owned beneficially on a Fully Diluted Basis) in any indemnification or other obligations that the sellers of Shareholder Shares are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular Shareholder, such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shareholder Shares being sold, in respect of which only such Shareholder shall be liable); provided, that no holder shall be obligated in connection with such indemnification or other obligations with respect to any amount in excess of the consideration received by such holder in connection with such transfer. Each holder of Shareholder Shares will take all required actions in connection with the consummation of the Approved Sale as reasonably requested. Notwithstanding the provisions of this paragraph 5, neither Carlyle nor its Affiliates shall have any obligation under this paragraph 5 to the extent that Carlyle has an independent right to approve an Approved Sale under this paragraph 5 and Carlyle has not approved such Approved Sale. Notwithstanding the provisions of this paragraph 5, neither Carlyle nor its Affiliates shall be required to provide any indemnification other than on a several basis with the indemnification obligation of Carlyle and its Affiliates limited to the pro rata share of the aggregate purchase price received by all Shareholders at the closing of the Approved Sale.
          (b) The obligations of the holders of Company Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions in addition to the conditions described in paragraph 5(a): (i) upon the consummation of the Approved Sale, each holder of Company Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Company Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Company Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Company Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Company Stock will be given an opportunity to (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Company Stock or (B) make a direct transfer of such rights.
          (c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Shareholder Shares that do not qualify as “accredited investors” (as such term is defined in Rule 501 (or any similar rule then in effect) promulgated by the Securities And Exchange Commission) will, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any holder of Shareholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Shareholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.
          (d) Each holder of Shareholder Shares will bear its pro-rata share (based upon the number of shares sold by such holder of Company Stock in relation to the number of shares sold by all holders in such Approved Sale of Company Stock) of the out-of-pocket costs of any sale of Shareholder Shares pursuant to an Approved Sale which are borne by either Investor Shareholder to the extent such costs are incurred for the benefit of all holders of Shareholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Shareholder Shares on their own behalf will not be considered costs of the transaction hereunder.
          (e) In connection with an Approved Sale, each holder of Shareholder Shares (other than Carlyle and its Affiliates) hereby appoints Apollo as its true and lawful proxy and attorney-in-fact, with full power of substitution, to transfer such Shareholder Shares pursuant to the terms of such Approved Sale and to execute any purchase agreement or other documentation required to consummate such Approved Sale to the extent consistent with paragraph 5(a). Each Shareholder agrees to execute and deliver any other documentation reasonably required to consummate the Approved Sale to the extent consistent with paragraph 5(a). The powers granted in this clause (e) shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency or dissolution of any such holder of Shareholder Shares.
          (f) The provisions of this paragraph 5 will terminate upon the earlier to occur of (i) the consummation of an Approved Sale and (ii) completion of a Public Offering.

          6. Employee Phantom Stock Plan.
          The parties agree that phantom stock or similar bonuses will be offered to the management, consultants and key employees of the Company pursuant to a bonus plan or similar arrangement on terms and conditions satisfactory to the Board which will contemplate aggregate payments representing a value of between ten percent (10%) and fifteen percent (15%) of the Company’s Common Stock on a Fully Diluted Basis (after giving effect to the transactions contemplated by the Capital Contribution Agreement).
          7. Public Offering; Apollo Call.
          (a) At any time after October 22, 2011 (or as earlier agreed by Carlyle and Apollo), each of Carlyle and Apollo may notify the other of its intent to explore a public listing of the Common Stock. Following receipt of any such notice, the Company will solicit proposals from one or more nationally recognized investment banks as to the feasibility, expected valuation, structure and terms of the proposed listing of the Common Stock. If, after receiving such proposals, either of Apollo or Carlyle determines in good faith that a public listing of the Company is inadvisable for legitimate business reasons, Apollo or Carlyle may elect to defer the listing process by a period of one (1) year. After the deferral period, if applicable, Carlyle and Apollo shall thereafter again solicit proposals from one or more nationally recognized investment banks as to the feasibility, expected valuation, structure and terms of the proposed public listing of the Common Stock. If either of Apollo or Carlyle determines that the proposed public listing of the Common Stock is then feasible, the parties shall, within sixty (60) days thereafter, pursue in good faith the preparation of an S-1 (or F-1) registration statement (“Registration Statement”) with the Securities and Exchange Commission. If neither Apollo nor Carlyle determines that the proposed public listing is feasible within the time period specified in the preceding sentence, the deferral described in this paragraph 7(a) shall be repeated. Notwithstanding the provisions of this paragraph 7(a), on any date that Carlyle and its Affiliates do not own, in the aggregate, either (i) ten percent (10%) (or more) of the Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of one hundred million dollars ($100,000,000), Carlyle shall not have any rights under this paragraph 7(a).
          (b) At any time prior to the effective date of the Registration Statement, Apollo shall have an option to purchase the Company Stock held by Carlyle and its Affiliates at a price per share equal to the midpoint of the filing range as set forth in the Company’s Registration Statement. If Apollo elects to purchase Carlyle’s and its Affiliates’ Shares pursuant to this paragraph 7(b), the transfer of such shares shall be consummated as soon as practicable after the delivery of the notice(s) to Carlyle, but in any event within 30 days thereafter. Carlyle agrees to execute and deliver any other documentation reasonably required to consummate the transfer pursuant to this paragraph 7; provided that neither Carlyle nor its Affiliates shall be required to provide any representations and warranties (other than those relating to their respective existence, capacity, authorization, execution and delivery and unencumbered title to securities).
          8. Scope of Investments.
          (a) The Company will limit its investments to those exclusively in educational services businesses with the following characteristics and limitations (the “Investment Scope”):

               (i) principal operations and facilities outside of the United States (to include Latin America, Asia and Europe);
               (ii) provide post-secondary education (both degree and certificate programs), secondary and high school-level education, corporate or vocational training, or services related such educational and training programs, including distance learning services;
               (iii) attractive organic growth characteristics with target growth rates higher than experienced in the United States where possible;
               (iv) ability to generate strong positive cash flows and sustain a reasonable amount of financial leverage, including debt; and
               (v) businesses in which the Company can initially acquire a controlling interest or that have a path to acquiring a controlling interest.
          (b) Neither Carlyle nor Apollo may make any investment exceeding $20,000,000 in any Person whose primary line of business is within the Investment Scope except in accordance with this paragraph 8. Prior to making any such investment, the Investor Shareholder (the “Proposed Investor”), shall deliver written notice in accordance with paragraph 22 (the “Investor Notice”) to the Company and the other Investor Shareholders disclosing in reasonable detail the terms of the prospective investment. The Proposed Investor shall not consummate any such investment until 60 days after the Investor Notice is deemed given to the Company and the other Investor Shareholders pursuant to paragraph 22 (the “Investor Notice Period”). Subject to the provisions of paragraph 2(b)(2)(i) the Company may elect to make such investment upon the same economic terms and conditions as those set forth in the Investor Notice by delivering written notice of such election to the Proposed Investor and the other Investor Shareholder within the Investor Notice Period. If the Company does not for any reason elect to make the investment described in the Investor Notice, then for a period of thirty (30) days after the expiration of the Investor Notice Period, Carlyle may, in its sole discretion, elect by written notice delivered to the Proposed Investor pursuant to paragraph 22 either to (x) make (together with its Affiliates) the investment at a price and on the terms thus described in the Investor Notice or (y) co-invest (together with its Affiliates) in the investment described in the Investor Notice with the Proposed Investor on the basis of 80.1% of the aggregate investment being made by Apollo and its Affiliates and 19.9% of the aggregate investment being made by Carlyle and its Affiliates, in each case at a price and on terms described in the Investor Notice. The parties to each transaction described in clauses (x) and (y) of the preceding sentence shall use commercially reasonable efforts to complete such transaction within ninety (90) days after the expiration of the Investor Notice Period. If the Company elects to make the investment described in the Investor Notice but the stockholders holding a majority of the outstanding Class B Common Stock do not approve the investment pursuant to paragraph 2(b)(2)(i), the Proposed Investor may make the investment at a price and on terms no more favorable to the Proposed Investor than those specified in the Investor Notice during the ninety (90) day period following the Investor Notice Period.
          (c) Carlyle will use its reasonable best efforts to cause its Affiliates to refer equity investment opportunities within the Investment Scope that are sourced by its Affiliates to the

Company, and will use its reasonable best efforts to cause its Affiliates to allow the Company to co-invest alongside the applicable Carlyle Affiliate in any such transaction. Notwithstanding the preceding sentence, Carlyle shall not have any obligation to use its reasonable best efforts under this paragraph 8 to the extent that the use of such efforts is inconsistent with a fiduciary or other obligation of Carlyle or any of its Affiliates.
          (d) The provisions of this paragraph 8 will terminate upon the earlier to occur of (i) the consummation of an Approved Sale, and (ii) completion of a Public Offering, provided that the provisions of paragraph 8(c) will terminate upon the earlier to occur of (i) the consummation of an Approved Sale, (ii) the completion of a Public Offering or (iii) the first date that Carlyle no longer owns any shares of the Company Stock.
          9. Buy/Sell Agreement.
          (a) Each Shareholder shall have the right, after October 22, 2012 to provide a written notice in accordance with paragraph 22 (an “Offer”) to the other Investor Shareholder (the “Offeree Shareholder”), to offer to sell all, but not less than all, of the interest of the Selling Shareholder and its Affiliates in the Company to the Offeree Shareholder at a per share purchase price and upon the other terms and conditions specified in the Offer. Notwithstanding the immediately preceding sentence, no Shareholder may provide an Offer at any time during the period which commences on the date that a Transfer Notice has been provided pursuant to paragraph 3(b) and ends sixty-one (61) days after the Authorization Date described in paragraph 3(b).
          (b) The Offeree Shareholder must elect by written notice (the “Notice of Election”) to the Selling Shareholder within thirty (30) days after receipt of the Offer, either:
          (i) to sell the Offeree Shareholder’s entire interest in the Company to the Selling Shareholder at the per share purchase price and on the other terms and conditions specified in the Offer, or
          (ii) to purchase the entire interest of the Selling Shareholder and its Affiliates in the Company at a purchase price equal to the price set forth in the Offer and on the other terms and conditions specified in the Offer.
During such sixty (60) day period, subject to the terms of the Mutual Nondisclosure Agreement between Carlyle Investment Management L.L.C. and Apollo dated August 2, 2007 (the “Confidentiality Agreement”), each of the Offeree Shareholder and the Selling Shareholder may perform a confirmatory due diligence evaluation of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, afford to the Offeree Shareholder’s and the Selling Shareholder’s respective officers, directors, employees, accountants, counsel, consultants, advisors and agents reasonable access to and the right to inspect, during normal business hours and with reasonable advance notice, all of the real property, properties, assets, records, contracts and other documents related to the Company and its Subsidiaries, and shall permit them to consult, during normal business hours and with reasonable advance notice, with the officers, employees, accountants, counsel and agents of the Company and its Subsidiaries for the purpose of making such investigation of the Company and its Subsidiaries as the Offeree

Shareholder and the Selling Shareholder shall desire to make. The parties agree that Carlyle shall act in all respects under this paragraph 9(b) on behalf of all of its Affiliates including without limitation providing Notices of Election.
          (c) If the Offeree Shareholder elects clause (i) of paragraph 9(b), the Investor Shareholders shall, within ninety (90) days after receipt of the Notice of Election, execute such documents and instruments reasonably required by the Selling Shareholder to sell and transfer the Offeree Shareholder’s interest in the Company to the Selling Shareholder at the purchase price and on the other terms and conditions specified in the Offer, which purchase price shall be payable in immediately available funds, and the closing of such sale shall take place at the principal office of the Company as soon as practicable, but in any event within one hundred twenty (120) days after receipt of the Offer. At such closing, the Offeree Shareholder shall sell and transfer its entire interest in the Company, and shall cause its Affiliates to sell and transfer their entitle interest in the Company, to the Selling Shareholder free and clear of pledges, liens, security interests and other encumbrances other than pledges arising out of Company financing.
          (d) If the Offeree Shareholder elects clause (ii) of paragraph 9(b), the Selling Shareholder will sell its entire interest in the Company, and will cause its Affiliates to sell their entire interest in the Company, to the Offeree Shareholder at the purchase price and on the other terms and conditions specified in the Offer, and the Selling Shareholders shall, within ninety (90) days after receipt of the Notice of Election, execute such documents and instruments reasonably required by the Offeree Shareholder to sell and transfer the Selling Shareholder’s interest in the Company to the Offeree Shareholder at the purchase price and on the other terms and conditions specified in the Offer, which purchase price shall be payable in immediately available funds, and the closing of such sale shall take place at the office of the Company as soon as practicable, but in any event within one hundred twenty (120) days after receipt of the Offer. At such closing, the Selling Shareholder shall sell and transfer its entire interest in the Company to the Offeree Shareholder free and clear of pledges, liens, security interests and other encumbrances other than pledges arising out of Company financing.
          10. Representations and Warranties.
          (a) The Company represents and warrants to the Shareholders as follows:
               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement.
               (ii) The Company has taken all actions necessary to authorize it (x) to execute, deliver and perform all of its obligations under this Agreement and (y) to consummate the transactions contemplated hereby.
               (iii) This Agreement is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.
               (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (x) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, or (y) violate, or conflict with, or result in a breach in any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute such a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which the Company is a party or by which it or any of its assets are bound.
               (v) No permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.
          (b) Each Shareholder represents and warrants to each other Shareholder and to the Company as follows:
               (i) It is a corporation, limited partnership, limited liability company or other entity duly organized and validly existing under the laws of its respective state of organization;
               (ii) It has taken all actions necessary to authorize it (x) to execute, deliver and perform all of its obligations under this Agreement and (y) to consummate the transactions contemplated hereby.
               (iii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Shareholder with any of the provisions hereof will (i) violate or conflict with the organic organizational documents of the Shareholder, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Shareholder, or (ii) violate, or conflict with, or result in a breach in any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute such a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Shareholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which the Shareholder is a party or by which it or any of its assets are bound.

               (iv) No permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is necessary on the part of the Shareholder in connection with the execution and delivery by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.
          11. Legend. Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the Transfer of any Shareholder Shares (if such shares remain Shareholder Shares as defined herein after such Transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 22, 2007, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
The Company will imprint such legend on certificates evidencing Shareholder Shares. The legend set forth above will be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with the definition of such terms as set forth in paragraph 14 hereof.
          12. Transfer. Prior to Transferring any Shareholder Shares (other than in a Public Sale or in an Approved Sale) to any Person, the transferring Shareholder will cause the prospective transferee to execute and deliver to the Company and the other Shareholders a Joinder Agreement. The provisions of this paragraph 12 shall terminate upon the occurrence of (i) the consummation of an Approved Sale and (ii) a Public Offering.
          13. Redemptions and Capital Contributions.
          (a) Reference is made to the proposed acquisition by the Company (or one of its Subsidiaries) of BPP Holdings plc pursuant to the Scheme of Arrangement under Part 26 of the Companies Act of 2006 posted as of June 22, 2009 (the “BPP Transaction”). As soon as reasonably practicable after the completion of the BPP Transaction, each Shareholder agrees to cause the Certificate of Incorporation to be amended and take any other action necessary so as to cause the authorized Company Stock of each class to equal the amount of Company Stock of such class outstanding upon completion of the BPP Transaction multiplied by 1.05. If the BPP Transaction is not completed on or before September 30, 2009, each Shareholder agrees to cause the Certificate of Incorporation to be amended and take any other action necessary so as to cause the authorized Company Stock of each class to equal the amount of Company Stock of such class outstanding upon the execution and delivery of this Agreement multiplied by 1.05.

          (b) Each Shareholder hereby agrees as soon as reasonably practicable following any redemption of any Shareholder Shares to cause the Certificate of Incorporation to be amended and take any other action necessary so as to cause the authorized Company Stock of each class to equal (i) the amount of Company Stock of such class outstanding immediately after giving effect to such redemption plus (ii) the amount of Company Stock of such class authorized immediately prior to giving effect to such redemption minus the amount of Company Stock of such class outstanding immediately prior to such redemption.
          (c) Subject to the Shareholders’ rights, if any, under Sections 2(b)(1)(i), 2(b)(1)(ii), or 2(b)(2), each Shareholder hereby agrees to cause the Certificate of Incorporation to be amended and to take any other action necessary to increase the amount of authorized Company Stock to the extent such stock is contemplated to be issued under Section 3.2 or 3.4 of the Capital Contribution Agreement or paragraph 7 of this Agreement (notwithstanding the provisions of Section 2(b)(1)(iii)).
          (d) Each Shareholder hereby agrees not to participate in a non-pro rata stock redemption without the approval of both the stockholders holding a majority of the outstanding Class A Common Stock and the stockholders holding a majority of the outstanding Class B Common Stock.
          14. Definitions.
          “Affiliate” of a Shareholder means any other Person, entity or investment or co-investment fund directly or indirectly controlling, controlled by or under common control with the Shareholder and, in the case of a Shareholder which is an entity, any shareholder, member, partner or other equity holder of such Shareholder, which, in each case, beneficially owns at least 10% of the outstanding voting interests of the Shareholder. Each fund managed by a Carlyle or an Affiliate of Carlyle shall be an Affiliate of Carlyle for purposes of this Agreement, and no portfolio company of Carlyle or its Affiliates shall be considered an Affiliate of Carlyle or such Affiliate for purposes of this Agreement.
          “Board” means the Company’s board of directors.
          “Bylaws” means the Bylaws of the Company in effect at the time as of which any determination is being made.
          “Certificate of Incorporation” means the Company’s certificate of incorporation in effect at the time as of which any determination is being made.
          “Class A Common Stock” means the Company’s Class A Common Stock, par value $.001 per share.
          “Class B Common Stock” means the Company’s Class B Common Stock, par value $.001 per share.
          “Class A Common Stock Directors” means the directors elected by holders of Class A Common Stock in accordance with the Certificate of Incorporation.

          “Class B Common Stock Directors” means the directors elected by holders of Class B Common Stock in accordance with the Certificate of Incorporation.
          “Common Stock” means the Company’s Class A Common Stock, par value $.001 per share and the Company’s Class B Common Stock, par value $.001 per share, collectively.
          “Company Indebtedness” means all indebtedness of the Company (including without limitation, any loans, advances, letters of credit, bank overdrafts, capital lease obligations and all other indebtedness of any kind including interest, principal and fees).
          “Company Stock” means the Common Stock and any other class or series of shares of capital stock hereafter created by the Company.
          “Fair Market Value” has the meaning ascribed to that term in the Capital Contribution Agreement.
          “Fully Diluted Basis” means, without duplication, all shares of the applicable class of Company Stock issued or issuable directly or indirectly upon the exercise or exchange of all outstanding options, warrants or similar rights, excluding outstanding options or warrants that are Out of the Money or not then exercisable, and all shares of such class of Company Stock issuable upon the conversion of any securities convertible into such class of Company Stock.
          “Independent Third Party” means any Person who (together with its Affiliates), immediately prior to the contemplated transaction, (i) does not own, directly or indirectly, in excess of 5% of any class of the Company Stock on a Fully-Diluted Basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not the spouse or descendant (by birth or adoption), parent or dependent of any such 5% Owner, (iv) is not a trust for the benefit of such 5% Owner and/or any Person referenced in clause (ii) or (iii), and (v) is not a group consisting of any of the foregoing.
          “Joinder Agreement” means a joinder agreement in substantially the form of Exhibit A hereto pursuant to which transferees of shares of Company Stock which are permitted under this Agreement become parties to this Agreement.
          “Out of the Money” means, in the case of an option or warrant, that the fair market value per share of the shares of Company Stock which the holder thereof is entitled to purchase or subscribe for is less than the exercise price per share of such option or warrant.
          “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means an initial public offering by the Company of its capital stock to the public effected pursuant to an effective registration statement under the Securities Act, or any comparable statement under any similar United States federal statute then in effect.

          “Public Sale” means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act, to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or pursuant to the provisions of Rule 144(k) or any successor rule adopted under the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.
          “Shareholder Shares” means any Company Stock owned directly or indirectly by the Shareholders. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares (A) upon the occurrence of a Public Offering, (B) upon the termination of this Agreement, or (C) when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (ii) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.
          “Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of such partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or business entity.
          “Valuation Firm” has the meaning ascribed to that term in the Capital Contribution Agreement.
          15. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement will be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.
          16. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement (including the schedules hereto) will be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by each of the Company, Carlyle and the holders of at least a majority of the then outstanding Shareholder Shares; provided that if such amendment or waiver would adversely affect a holder or group of holders of Shareholder Shares in a manner different than any other holders of Shareholder Shares, then such amendment or waiver will require the consent of such holder or a majority of the Shareholder Shares held by such group of holders adversely affected. The Company will give prompt written notice to the Shareholders of any amendments, modifications, or waivers of the provisions of this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          18. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Capital Contribution Agreement, the Confidentiality Agreement and that certain Registration Rights Agreement dated as October 22, 2007 between the Company and certain of its shareholders embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          19. Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares.
          20. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.
          21. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Shareholder will have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto or any successor or permitted assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise, except that each member of the Board and each Board Observer will be a third party beneficiary of respect to the indemnification described in paragraph 1(c).
          22. Notices. Any notice provided for in this Agreement will be in writing and will be either (i) personally delivered, (ii) delivered by certified mail, return receipt requested, (iii) sent by nationally recognized overnight courier service (charges prepaid) or (iv) faxed with a copy following by any method described in the foregoing clauses (i) to (iii), to the address set forth below or at any address listed in the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, five days after deposit in the U.S. mail and one day after deposit with a nationally recognized overnight courier service.
If to the Company:
Apollo Global, Inc.
227 West Monroe
Suite 3600
Chicago, IL 60606
Attn: Chief Financial Officer
Facsimile: (312) 578-0489
If to Apollo or its Affiliates:
The Apollo Group, Inc.
4025 South Riverpoint Parkway
Mail Stop CF-KX01
Phoenix, AZ 85040
Attn: Chief Financial Officer
Facsimile: (602) 557-3898
With a required copy to:
Morgan, Lewis & Bockius LLP
One Market Street
San Francisco, CA 94105
Attn: William A. Myers, Esq.
Facsimile: (415) 442-1001
If to Carlyle or its Affiliates:
Carlyle Venture Partners III, L.P.
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC 20004-2505
Attention: Brooke B. Coburn
Facsimile: (202) 347-1818

With a required copy to:
Dickstein Shapiro LLP
1825 Eye Street, NW
Washington, DC 20006-5403
Attn: Neil Lefkowitz
Facsimile: (202) 420-2201
If to any of the Other Shareholders:
At the address listed on Schedule I.
          23. Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Delaware, without reference to conflicts of laws principles.
          24. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders Agreement on the day and year first above written.

COMPANY: APOLLO GLOBAL, INC.
By:	/s/ Jeffrey Langenbach
	Name:	Jeffrey Langenbach
	Title:	President

INVESTOR SHAREHOLDERS: APOLLO GROUP, INC.
By:	/s/ Brian L. Swartz
	Name:	Brian L. Swartz
	Title:	Chief Financial Officer

CARLYLE VENTURE PARTNERS III, L.P.
By:	TCG VENTURES III, L.P.
Its General Partner

By:	/s/ Brooke Coburn
	Name:	Brooke Coburn
	Title:	Managing Director

CVP III COINVESTMENT L.P.
By:	TCG Ventures III, L.P.,
as the General Partner

By:	TCG Ventures III, L.L.C.,
as the General Partner

By:	/s/ Brooke Coburn
	Name:	Brooke Coburn
	Title:	Managing Director

SCHEDULE I
Other Shareholders

Exhibit A
JOINDER AGREEMENT
Apollo Global, Inc.
c/o Apollo Group, Inc.
4615 East Elwood Street
Phoenix, AZ 85040
Ladies and Gentlemen,
Reference is hereby made to that certain Shareholders’ Agreement (the “Shareholders’ Agreement”), dated as of October 22, 2007, as the same may be amended from time to time, by and among Apollo Global, Inc., a Delaware corporation (the “Company”), Apollo Group, Inc., an Arizona corporation, and Carlyle Venture Partners III, L.P., a Delaware limited partnership. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Shareholders’ Agreement.
By execution and delivery of this Joinder Agreement, the undersigned hereby agrees as follows:
1. Shareholders’ Agreement. The undersigned acknowledges that it is acquiring shares of the Company’s Common Stock (the “Purchased Shares”), subject to the terms and conditions of the Shareholders’ Agreement, and agrees that it shall become, and by execution and delivery of this Agreement does become, and assumes each and every obligation of, a “Shareholder” under and as defined in the Shareholders’ Agreement as of the date set forth below (the “Effective Date”). Notwithstanding the immediately preceding sentence, the undersigned does not hereby assume, and will not otherwise become subject to, any liability resulting from any breach, default or failure to comply with any provision of the Shareholders’ Agreement by or on behalf of any Person other than the undersigned.
2. Representations and Warranties. The undersigned represents and warrants to the Company and the existing Shareholders as of the Effective Date and, to the extent that the undersigned purchases additional shares of Common Stock from the Company on any Subsequent Closing Date (as defined in the Capital Contribution Agreement, by and among the Company, Apollo Group, Inc. and Carlyle Venture Partners III, L.P.), the undersigned will represent and warrant to the Company and the existing Shareholders on such Subsequent Closing Date as follows:
     2.1 Accredited Investor. The undersigned (a) is an “accredited investor” (as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”)) because it is either (x) a corporation not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000 or (y) an entity in which all of the equity owners are accredited investors, (b) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated hereby and (c) has reviewed the merits of such investment with tax and legal counsel and other advisors to the extent deemed advisable. The undersigned will acquire the Purchased Shares for its own account for investment and not with a view to the sale or distribution thereof, and the undersigned has no present intention of distribution or selling to others any of such interest.
     2.2 Access. The undersigned has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the investment in the Purchased Shares. The undersigned further has had the opportunity to obtain all additional information necessary to verify the information to which the undersigned has had access.
     2.3 Nature of Investment. The undersigned understands that the Purchased Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and related regulations such securities may be resold under the Act only in certain limited circumstances. The undersigned is familiar with and understands such resale limitations imposed by the Act and related regulations and by the Shareholders’ Agreement. The undersigned understands that the Company has no present intention to register any of the Purchased Shares.
     2.4 Authorization; Validity; No Conflicts. The undersigned is duly authorized (including by all requisite corporate or stockholder (or equivalent, for entities other than corporations) action on the part of the undersigned and its officers and directors and its direct and indirect stockholders (or equivalent equity owners, for entities other than corporations)), and has full power and authority, to execute and perform its obligations under this Joinder Agreement and the Shareholders’ Agreement, and constitutes the undersigned’s legal, valid and binding obligation enforceable against it in accordance with their respective terms except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by the undersigned of this Joinder Agreement, the performance by the undersigned of the Shareholders’ Agreement, and the consummation by the undersigned of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a default under any agreement, indenture or instrument to which the undersigned is a party, (b) conflict with or violate the undersigned’s organizational documents or (c) result in a violation of any order, judgment or decree of any court or governmental or regulatory authority having jurisdiction over the undersigned or any of its assets.
3. Sale of Purchased Shares. In reliance upon the representations and warranties made by the undersigned in this Joinder Agreement and the undersigned’s agreement herein to be bound by the Shareholders’ Agreement as a “Shareholder” (as such term is used in the Shareholders’ Agreement), the Company shall sell to the undersigned, and the undersigned shall purchase from the Company, the following Purchased Shares:

Number of shares:
Price per share:
Total Purchase Price:
[Remainder of page intentionally left blank]

EXHIBIT D
REGISTRATION RIGHTS AGREEMENT

Execution
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2007, by and among Apollo Global, Inc., a Delaware corporation (the “Company”), Apollo Group, Inc., an Arizona corporation (“Apollo”) and Carlyle Ventures Partners III, L.P., a Delaware limited partnership (“Carlyle” and, together with Apollo and each Affiliate of Carlyle and Apollo that hereafter becomes a shareholder of the Company, the “Shareholders”). Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 9 hereof.
RECITALS
     The Company, Apollo and Carlyle are parties to (i) a Joint Venture Agreement dated as of the date hereof (the “Joint Venture Agreement”), and (ii) a Shareholders’ Agreement dated as of the date hereof (the “Shareholders’ Agreement”).
     As a condition to the consummation of the transactions contemplated by the Joint Venture Agreement, the parties hereto are entering into this Agreement to provide the registration rights set forth herein and to provide for certain rights and obligations in respect thereto as hereinafter provided.
AGREEMENT
     NOW, THEREFORE, the parties to this Agreement agree as follows:
     1. Demand Registrations.
     (a) Requests for Registration. At any time after the date that is 180 days after an Initial Public Offering, (i) the holders of a majority of the Apollo Registrable Securities or (ii) the holders of a majority of the Carlyle Registrable Securities, each may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, such holders may request registration under the Securities Act of all or part of their Registrable Securities on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement (“Short-Form Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to paragraph 1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company’s notice. Subject to paragraph 5(b), a Demand Registration shall not count as a request for registration pursuant to this paragraph 1 if at least 50% of the Registrable Securities that the holders initiating such Demand Registration have requested to be registered in such Demand Registration are not registered for reasons other than their voluntary decision not to do so. All registrations requested pursuant to this paragraph 1(a) are referred to herein as “Demand Registrations.”

     (b) Long-Form Registrations. The holders of a majority of the Apollo Registrable Securities will be entitled to request four Long-Form Registrations in which the Company will pay all Registration Expenses. The holders of a majority of the Carlyle Registrable Securities will be entitled to request two Long-Form Registrations in which the Company will pay all Registration Expenses. Subject to paragraph 5(b), a registration will not count as one of the permitted Long-Form Registrations until it has become effective unless a Shareholder requesting a Long-Form Registration that did not become effective elects to have its Registration Expenses paid by the Company in connection with such Long-Form Registration. Subject to paragraph 5(b), a Company will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it becomes effective. All Long-Form Registrations shall be underwritten registrations.
     (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the (i) holders of a majority of the Apollo Registrable Securities, and (ii) holders of a majority of the Carlyle Registrable Securities, will each be entitled, subject to the limitations set forth herein, to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered by Apollo or Carlyle in any Short-Form Registration must equal at least $[1,000,000] in the aggregate. Subject to paragraph 5(b), the Company will pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it becomes effective. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities, including but not limited to compliance with paragraph 8 hereof.
     (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares of Registrable Securities owned by such Shareholder.
     (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration. The Company may postpone for up to three months the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration would

2

reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the holders of a majority of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration; provided, that the Company may delay a Demand Registration hereunder only once in any twelve-month period.
     (f) Selection of Underwriters. The holders of a majority of the Apollo Registrable Securities included in any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the (x) approval of the Board of Directors of the Company, which approval will not be unreasonably withheld or delayed and (y) Carlyle’s right to name a co-manager for the offering if Carlyle Registrable Securities are to be included in the offering. In the event that none of the Apollo Registrable Securities are included in such Demand Registration, Carlyle will have the right to make such selection, subject to the approval of the Board of Directors of the Company, which approval will not be unreasonably withheld or delayed.
     (g) Other Registration Rights. The Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities (whether as a demand registration or a piggyback registration), without the prior written consent of the holders of a majority of the Apollo Registrable Securities and of a majority of the Carlyle Registrable Securities.
     2. Piggyback Registrations.
     (a) Right to Piggyback. Upon completion by the Company of an Initial Public Offering (and any Initial Public Offering that is not a Qualified IPO shall be undertaken only with the prior written consent of Carlyle), whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities of the same class or series of securities that the Company proposes to register with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company’s notice.
     (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations whether or not such registration is consummated.

3

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (iii) third, any other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of such securities owned by each such holder.
     (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of Registrable Securities owned by each such holder and (ii) second, any other securities requested to be included in such registration.
     (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.
     3. Holdback Agreements.
     (a) To the extent not inconsistent with applicable law, each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of the Company’s Initial Public Offering of Common Stock under the Securities Act or during the seven days prior to and the 90-day period beginning on the effective date of any other underwritten registration filed under the Securities Act (in each case, except as part of such underwritten registration and except for such shorter period as the underwriters managing the registered public offering and the holders of a majority of the Registrable Securities otherwise agree in writing with respect to all holders of Registrable Securities).

4

     (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.
     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
     (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of a majority of the Registrable Securities covered by such registration statement and their counsel and if Carlyle Registrable Securities are covered by such registration statement to Carlyle and its counsel copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);
     (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than the number of days until all such securities have been disposed of (subject to extension pursuant to paragraph 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

5

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted;
     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold and, if Carlyle Registrable Securities are being sold, Carlyle, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

6

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
     (k) notify each seller of such Registrable Securities in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and use its best efforts promptly to obtain the withdrawal of such order;
     (l) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request and Carlyle, if Carlyle Registrable Securities are also being sold;
     (m) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and
     (n) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.
     5. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration

7

Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.
     (b) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to pay for any Registration Expenses in connection with a registration proceeding begun pursuant to paragraph 1(a) if the registration request is subsequently withdrawn at the request of the initiating holders, unless such initiating holders agree to forfeit their right to one Demand Registration pursuant to paragraph 1(b) (in which case such right shall be forfeited by the holders initiating such request and all holders exercising their Piggyback Registration rights with respect to such request); provided, however, that if at or prior to the time of such withdrawal, such holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to such holders at the time of their request for such registration (it being understood that a change in the Company’s stock price shall not constitute in and of itself a material adverse change) and withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then such holders shall not be required to pay any of such expenses and shall retain their rights pursuant to paragraph 1.
     (c) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse (i) the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of (A) one counsel chosen by the holders of a majority of the Registrable Securities included in such registration and (B) any such other counsel retained for the purpose of rendering opinions and reviewing documents on behalf of one or more holders of Registrable Securities on behalf of whom such first counsel does not act and (ii) Carlyle for the reasonable fees and disbursements of counsel to Carlyle in the event that Carlyle Registrable Securities are covered by such registration.
     (d) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered for each seller.
     6. Indemnification.
     (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person that controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue

8

statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this paragraph 6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein under the circumstances which such statements have been made not misleading, and the Company will reimburse such holder and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has timely furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person that controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
     (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify will be individual, not joint and several, to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

9

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. If the indemnification provided for in paragraph 6(a) from the Company is unavailable to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Company, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the indemnified party, as well as any other relevant equitable considerations. The relative faults of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, the Company or such indemnified party, and the Company’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this paragraph 6(d).
     7. Participation in Underwritten Registrations.
     (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that

10

no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification or “holdback” obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraphs 3 and 6 hereof.
     (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in paragraph 4(e) and 4(k) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such paragraph 4(e). If the Company gives any such written notice, the applicable time period mentioned in paragraph 4(b) during which a registration statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such written notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by paragraph 4(e).
     8. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Without limiting the foregoing, the Company covenants that, at its own expense, it will promptly take such action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to transfer its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of a Shareholder, the Company, at its own expense, will promptly deliver to such Shareholder (i) a written statement as to whether it has complied with such requirements (and such Shareholder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as such Shareholder may reasonably request in order to avail itself of any rule or regulation of the Securities and Exchange Commission allowing it to transfer its shares without registration.
     9. Definitions.

11

     “Affiliate” of a Shareholder means any other Person, entity or investment or co-investment fund directly or indirectly controlling, controlled by or under common control with the Shareholder and, in the case of a Shareholder which is an entity, any shareholder, member, partner or other equity holder of such Shareholder, which, in each case, beneficially owns at least 10% of the outstanding voting interests of the Shareholder. Each fund managed by Carlyle or an Affiliate of Carlyle shall be an Affiliate of Carlyle for purposes of this Agreement and no portfolio company of Carlyle or its Affiliates shall be considered an Affiliate of Carlyle or such Affiliate for purposes of this Agreement.
     “Common Stock” means the common stock of the Company, par value $.001 per share.
     “Apollo Registrable Securities” means (i) any shares of Common Stock issued to Apollo pursuant to the Joint Venture Agreement; (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange and (iii) any other shares of Common Stock now held or hereafter acquired by Apollo; provided, that in the event that pursuant to such recapitalization or exchange, equity securities are issued which do not participate in the residual equity of the Company (“Non-Participating Securities”), such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Apollo Registrable Securities, such shares will cease to be Apollo Registrable Securities when they have (x)  been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y)  been sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act or (z) have become eligible for sale under Rule 144(k).
     “Carlyle Registrable Securities” means (i) any shares of Common Stock issued to Carlyle or Carlyle Affiliates pursuant to the Joint Venture Agreement; (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange and (iii) any other shares of Common Stock now held or hereafter acquired by Carlyle or any of Carlyle’s Affiliates; provided, that in the event that pursuant to such recapitalization or exchange, equity securities are issued which do not participate in the residual equity of the Company (“Non-Participating Securities”), such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Carlyle Registrable Securities, such shares will cease to be Carlyle Registrable Securities when they have (x)  been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) been sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act or (z) have become eligible for sale under Rule 144(k).
     “Initial Public Offering” means an initial public offering by the Company of its Common Stock to the public effected pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar United States federal statute then in effect.

12

     “Person” means an individual, a limited liability company, an association, a joint stock company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.
     “Qualified IPO” means the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, in which the gross aggregate cash proceeds to the Company (before deduction of underwriting discount, commissions and expenses of sale) are at least $50,000,000.
     “Registrable Securities” means the Apollo Registrable Securities and the Carlyle Registrable Securities, including such shares of Common Stock hereafter acquired by transferees of the Apollo Registrable Securities and the Carlyle Registrable, provided that such transfers are effected in accordance with the terms and conditions the Shareholders’ Agreement of even date herewith with respect to transfers of Common Stock.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.
     “Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.
     10. Miscellaneous.
     (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.
     (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).
     (c) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.
     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of each of the Company, Carlyle and the holders of a majority of the Registrable Securities; provided, that if such amendment or waiver would treat a holder or group of holders of Registrable Securities in a manner different from any other holders of Registrable Securities (other than as already provided herein), then such amendment or waiver will require the consent

13

of such holder or the holders of a majority of the Registrable Securities of such group adversely treated. The Company will give prompt written notice to the parties hereto of any amendments, modifications, or waivers of the provisions of this Agreement.
     (e) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of the holders of Registrable Securities (or any portion thereof) as such will be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions, contained herein.
     (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (i) Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Delaware, without reference to conflicts of laws principles.
     (j) Notices. Any notice provided for in this Agreement will be in writing and will be either (i) personally delivered, (ii) delivered by certified mail, return receipt requested, (iii) sent by a nationally recognized overnight courier service (charges prepaid), or (iv) faxed with a copy following by any method described in the foregoing clauses (i) to (iii), to each Shareholder that is a party hereto at the address indicated in the Shareholders Agreement and to the Company at the address indicated below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, five days after deposit in the U.S. mail and one day after deposit with a nationally recognized overnight courier service.
If to the Company:
Apollo Global, Inc.
c/o Apollo Group, Inc.
4615 East Elwood Street
Phoenix, AZ 85040

14

Attention: Chief Financial Officer
Facsimile: (602) 383-5159
[Remainder of page intentionally left blank]

15

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.

APOLLO GLOBAL, INC.

By:	/s/ Jeff Langenbach

	Name:	Jeff Langenbach
	Title:	President

APOLLO GROUP, INC.

By:	/s/ Joseph L. D’Amico

	Name:	Joseph L. D’Amico
Title:

CARLYLE VENTURE PARTNERS III, L.P.

By:	TCG VENTURES III, L.P.
Its General Partner

By:	/s/ Brooke B. Coburn

	Name:	Brooke B. Coburn
	Title:	Managing Director

AMENDED AND RESTATED SCHEDULE 5.4
     This Amended and Restated Schedule 5.4 is being issued to Apollo Group, Inc. (“Apollo”), Carlyle Venture Partners III, L.P. (“Carlyle 1”), and CVP III Coinvestment, L.P. (“Carlyle 2”) by Apollo Global, Inc. (“Company”) pursuant to Section 6.2 of the Amended and Restated Capital Contribution Agreement, dated as of July 28, 2009, by and among the Company, Apollo, and Carlyle 1. This Amended and Restated Schedule 5.4 is dated as of July 28, 2009 and amends and restates in its entirety that certain Amended and Restated Schedule 5.4, dated as of June 20, 2009.
Capitalization Immediately Prior to the Funding of the Capital Call for the Purchase of Equity Interest in Apollo Global Mexico, S. de R.L. de C.V. owned by Carlyle ULA Holdings, L.P.:
Authorized: 1,000,000 shares of Common Stock, par value $0.001 per share
Issued and Outstanding: 71,000 of Common Stock, par value $0.001 per share, of which:
     56,861 shares are owned by Apollo
     13,355 shares are owned by Carlyle 1
          784 shares are owned by Carlyle 2
Capitalization Immediately Following the Funding of the Capital Call for the Purchase of Equity Interest in Apollo Global Mexico, S. de R.L. de C.V. owned by Carlyle ULA Holdings, L.P.:
Authorized: 1,000,000 shares of Common Stock, par value $0.001 per share
Issued and Outstanding: 82,000 of Common Stock, par value $0.001 per share, of which:
     65,672 shares are owned by Apollo
     15,423 shares are owned by Carlyle 1
          905 shares are owned by Carlyle 2

Capitalization Immediately Prior to the Funding of the Capital Call for the Purchase of BPP Holdings plc:

Authorized:	553,822 shares of Class A Common Stock, par value $0.001 per share
97,974 shares of Class B Common Stock, par value $0.001 per share
Issued and Outstanding:
     65,672 of Class A Common Stock, par value $0.001 per share, of which 65,672 shares are owned by Apollo
     16,328 of Class B Common Stock, par value $0.001 per share, of which:
     15,423 shares are owned by Carlyle 1
          905 shares are owned by Carlyle 2

AMENDED AND RESTATED SCHEDULE 5.5
     This Amended and Restated Schedule 5.5 is being issued to Apollo Group, Inc. (“Apollo”), Carlyle Venture Partners III, L.P. (“Carlyle 1”), and CVP III Coinvestment, L.P. (“Carlyle 2”) by Apollo Global, Inc. (“Company”) pursuant to Section 6.2 of the Amended and Restated Capital Contribution Agreement, dated as of July 28, 2009, by and among the Company, Apollo, and Carlyle 1. This Amended and Restated Schedule 5.5 is dated as of July 28, 2009 and amends and restates in its entirety that certain Amended and Restated Schedule 5.5, dated as of June 20, 2009.
Subsidiaries of Apollo Global Immediately Prior to the Subsequent Closing for the Purchase of Equity Interest in Apollo Global Mexico, S. de R.L. de C.V. owned by Carlyle ULA Holdings, L.P.:
1. GENERAL
     Apollo Global owns 99.9% of the outstanding equity interests of Cooperatieve Apollo Global Netherlands UA (“Apollo Netherlands”). Apollo owns the remaining 0.1% of the outstanding equity interests of Apollo Netherlands.
2. UNIACC
Apollo Global owns Universidad de Artes, Ciencias y Comunicacion (“UNIACC”) through the following ownership structure:
     Apollo Netherlands owns 99.9% of the outstanding equity interests of Apollo Chile Holdco S.A. (“Chile Holdco”). Apollo Global owns the remaining 0.1% of the outstanding equity interests of Chile Holdco.
     Chile Holdco owns 99% of the outstanding equity interests of Trans-Guil (“TG”). Apollo Netherlands owns the remaining 1% of the outstanding equity interests of TG.
     Chile Holdco owns 99% of the outstanding equity interests of Apollo Chile Comunicaciones, Ltda. (“ACCL”). Apollo Netherlands owns the remaining 1% of the outstanding equity interests of ACCL.
     Chile Holdco and IACC SA (“IACC”) are each members of UNIACC.
     Chile Holdco owns 175,763,801 shares of the outstanding equity interests of IACC. Apollo Netherlands owns the remaining 1 share of the outstanding equity interests of IACC.
3. ULA
Apollo Global owns Universidad Latinoamericana, S.C. (“ULA”) through the following ownership structure:

     Apollo Netherlands owns 65% of the outstanding equity interests of Apollo Global Mexico, S. de R.L. de C.V. (“AGM”). Carlyle ULA Holdings, L.P. owns the remaining 35% of the outstanding equity interests of AGM.
     AGM owns 99.9999% of the outstanding equity interests of Apollo Global Mexico Sub, S. de R.L. de C.V. (“AGM Sub”). Apollo Netherlands owns the remaining 0.0001% of the outstanding equity interests of AGM Sub.
     AGM Sub owns 99.99% of the outstanding equity interests of ULA. AGM owns the remaining 0.01% of the outstanding equity interests of ULA.
     ULA owns 99.9920% of the outstanding equity interests of Centro Universitario Indoamericano, S.C. (“CUI”). AGM Sub owns the remaining 0.0080% of the outstanding equity interests of CUI.
Subsidiaries of Apollo Global Immediately Following the Subsequent Closing for the Purchase of Equity Interest in Apollo Global Mexico, S. de R.L. de C.V. owned by Carlyle ULA Holdings, L.P.:
1. GENERAL — No Change.
2. UNIACC — No Change.
3. ULA
     Apollo Global owns Universidad Latinoamericana, S.C. (“ULA”) through the following ownership structure:
     Apollo Netherlands owns 99.9999997% of the outstanding equity interests of Apollo Global Mexico, S. de R.L. de C.V. (“AGM”). Apollo Global owns the remaining .0000003% of the outstanding equity interests of AGM.
     AGM owns 99.9999% of the outstanding equity interests of Apollo Global Mexico Sub, S. de R.L. de C.V. (“AGM Sub”). Apollo Netherlands owns the remaining 0.0001% of the outstanding equity interests of AGM Sub.
     AGM Sub owns 99.99% of the outstanding equity interests of ULA. AGM owns the remaining 0.01% of the outstanding equity interests of ULA.
     ULA owns 99.9920% of the outstanding equity interests of Centro Universitario Indoamericano, S.C. (“CUI”). AGM Sub owns the remaining 0.0080% of the outstanding equity interests of CUI.
Subsidiaries of Apollo Global Immediately Prior to the Subsequent Closing for the Purchase of Equity Interest in BPP Holdings plc.

     1. GENERAL — No Change.
     2. UNIACC — No Change.
     3. ULA — No Change.
     4. APOLLO UK ACQUISITION COMPANY LIMITED
     Apollo Global owns 100% of the outstanding equity interests of Apollo UK Acquisition Company Limited.